                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                                      among


                        LOGIX COMMUNICATIONS CORPORATION,
                                    BORROWER


                         BANC OF AMERICA SECURITIES LLC,
                       SOLE LEAD ARRANGER AND BOOK MANAGER


                             BANK OF AMERICA, N.A.,
                              ADMINISTRATIVE AGENT


                            CIBC WORLD MARKETS CORP.,
                                SYNDICATION AGENT

                                       and

                         TORONTO DOMINION (TEXAS), INC.,
                               DOCUMENTATION AGENT


                                       and


                            THE LENDERS NAMED HEREIN,
                                     LENDERS


                                   $50,000,000

                         DATED AS OF SEPTEMBER 13, 1999

                                               TABLE OF CONTENTS

                                                                                                            Page

SECTION 1      DEFINITIONS AND TERMS...........................................................................1
      1.1      Definitions.....................................................................................1
      1.2      Number and Gender of Words; Other References...................................................22
      1.3      Accounting Principles..........................................................................22

SECTION 2      BORROWING PROVISIONS...........................................................................22
      2.1      Commitments....................................................................................22
      2.2      LC Subfacility.................................................................................22
      2.3      Terminations or Reductions of Commitments......................................................26
      2.4      Borrowing Procedure............................................................................28

SECTION 3      TERMS OF PAYMENT...............................................................................29
      3.1      Loan Accounts, Notes, and Payments.............................................................29
      3.2      Interest and Principal Payments................................................................29
      3.3      Prepayments....................................................................................29
      3.4      Interest Options...............................................................................30
      3.5      Quotation of Rates.............................................................................30
      3.6      Default Rate...................................................................................30
      3.7      Interest Recapture.............................................................................30
      3.8      Interest Calculations..........................................................................31
      3.9      Maximum Rate...................................................................................31
      3.10     Interest Periods...............................................................................31
      3.11     Conversions....................................................................................32
      3.12     Order of Application...........................................................................32
      3.13     Sharing of Payments, Etc.......................................................................33
      3.14     Offset.........................................................................................33
      3.15     Booking Borrowings.............................................................................33

SECTION 4      CHANGE IN CIRCUMSTANCES........................................................................33
      4.1      Increased Cost and Reduced Return..............................................................33
      4.2      Limitation on Types of Loans...................................................................34
      4.3      Illegality.....................................................................................35
      4.4      Treatment of Affected Loans....................................................................35
      4.5      Compensation...................................................................................36
      4.6      Taxes..........................................................................................36

SECTION 5      FEES...........................................................................................38
      5.1      Treatment of Fees..............................................................................38
      5.2      Administrative and Up-front Fees...............................................................38
      5.3      LC Fees........................................................................................38
      5.4      LC Issuance and Fronting Fees..................................................................38
      5.5      Commitment Fees................................................................................38

SECTION 6.     SECURITY.......................................................................................39
      6.1      Collateral.....................................................................................39
      6.2      Existing Collateral Documents..................................................................39

                                                       (i)


      6.3      Guaranties.....................................................................................39
      6.4      Future Liens...................................................................................39
      6.5      Release of Collateral..........................................................................40
      6.6      Negative Pledge................................................................................40
      6.7      DCCLP Guaranty.  ..............................................................................40
      6.8      Capital Contribution Agreement.................................................................40
      6.9      Control; Limitation of Rights. ................................................................40

SECTION 7      CONDITIONS PRECEDENT...........................................................................41
      7.1      Conditions Precedent to Closing................................................................41
      7.2      Conditions Precedent to a Permitted Acquisition................................................41
      7.3      Conditions Precedent to Each Borrowing.........................................................41
      7.4      Conditions Precedent to Additional Borrower....................................................42

SECTION 8      REPRESENTATIONS AND WARRANTIES.................................................................42
      8.1      Purpose of Credit..............................................................................42
      8.2      Existence, Good Standing, Authority, and Authorizations........................................42
      8.3      Subsidiaries; Capital Stock....................................................................42
      8.4      Authorization and Contravention................................................................43
      8.5      Binding Effect.................................................................................43
      8.6      Financial Statements...........................................................................43
      8.7      Litigation, Claims, Investigations.............................................................44
      8.8      Taxes..........................................................................................44
      8.9      Environmental Matters..........................................................................44
      8.10     Employee Benefit Plans.........................................................................44
      8.11     Properties; Liens..............................................................................45
      8.12     Government Regulations.........................................................................45
      8.13     Transactions with Affiliates...................................................................45
      8.14     Debt...........................................................................................45
      8.15     Material Agreements; Management Agreements.....................................................45
      8.16     Insurance......................................................................................45
      8.17     Labor Matters..................................................................................45
      8.18     Solvency.......................................................................................46
      8.19     Intellectual Property..........................................................................46
      8.20     Compliance with Laws...........................................................................46
      8.21     Permitted Acquisitions.........................................................................46
      8.22     Regulation U...................................................................................46
      8.23     Tradenames.....................................................................................47
      8.24     Year 2000 Compliance...........................................................................47
      8.25     No Default.....................................................................................47
      8.26     Full Disclosure................................................................................47
      8.27     Senior Notes...................................................................................47
      8.28     Benchmark Budget...............................................................................47

SECTION 9      COVENANTS......................................................................................47
      9.1      Use of Proceeds................................................................................48
      9.2      Books and Records..............................................................................48
      9.3      Items to be Furnished..........................................................................48
      9.4      Inspections....................................................................................51

                                                       (ii)


      9.5      Taxes..........................................................................................51
      9.6      Payment of Obligations.........................................................................51
      9.7      Maintenance of Existence, Assets, and Business.................................................51
      9.8      Insurance......................................................................................52
      9.9      Preservation and Protection of Rights..........................................................52
      9.10     Employee Benefit Plans.........................................................................52
      9.11     Environmental Laws.............................................................................52
      9.12     Debt and Guaranties............................................................................53
      9.13     Liens..........................................................................................53
      9.14     Transactions with Affiliates...................................................................54
      9.15     Compliance with Laws and Documents.............................................................54
      9.16     Permitted Acquisitions, Subsidiary Guaranties, and Collateral Documents........................54
      9.17     Assignment.....................................................................................54
      9.18     Fiscal Year and Accounting Methods.............................................................54
      9.19     Government Regulations.........................................................................55
      9.20     Loans, Advances, and Investments...............................................................55
      9.21     Distributions..................................................................................55
      9.22     Restrictions on Subsidiaries...................................................................56
      9.23     Sale of Assets.................................................................................56
      9.24     Sale-Leaseback Financings......................................................................56
      9.25     Mergers and Dissolutions; Sale of Capital Stock................................................56
      9.26     New Business...................................................................................56
      9.27     Affiliate Subordination Agreements.............................................................56
      9.28     Amendments to Documents........................................................................57
      9.29     Financial Covenants............................................................................57
      9.30     Year 2000......................................................................................60
      9.31     Cash Balances..................................................................................60
      9.32     ...............................................................................................60
      Covenants of Parent.....................................................................................60

SECTION 10     DEFAULT........................................................................................62
      10.1     Payment of Obligation..........................................................................62
      10.2     Covenants......................................................................................62
      10.3     Debtor Relief..................................................................................62
      10.4     Judgments and Attachments......................................................................63
      10.5     Government Action..............................................................................63
      10.6     Misrepresentation..............................................................................63
      10.7     Change of Control..............................................................................63
      10.8     Authorizations.................................................................................63
      10.9     Default Under Other Debt and Agreements........................................................64
      10.10    Employee Benefit Plans.........................................................................64
      10.11    LCs............................................................................................64
      10.12    Validity and Enforceability of Loan Papers.....................................................64
      10.13    Material Adverse Effect........................................................................65
      10.14    Environmental Liability........................................................................65
      10.15    Pledged Stock..................................................................................65
      10.16    Dissolution....................................................................................65
      10.17    Payment of Certain Other Agreements............................................................65
      10.18    Default or Acceleration under Certain Other Agreements.........................................65

                                                      (iii)


      10.19    Redemption of Certain Other Debt or Obligation.................................................65
      10.20    Certain Deliveries.............................................................................65
      10.21    New Capital....................................................................................66

SECTION 11     RIGHTS AND REMEDIES............................................................................66
      11.1     Remedies Upon Default..........................................................................66
      11.2     Company Waivers................................................................................66
      11.3     Performance by Administrative Agent............................................................67
      11.4     Delegation of Duties and Rights................................................................67
      11.5     Not in Control.................................................................................67
      11.6     Course of Dealing..............................................................................67
      11.7     Cumulative Rights..............................................................................67
      11.8     Application of Proceeds........................................................................68
      11.9     Certain Proceedings............................................................................68
      11.10    Limitation of Rights...........................................................................68
      11.11    Expenditures by Lenders........................................................................68
      11.12    INDEMNIFICATION................................................................................68

SECTION 12     AGREEMENT AMONG LENDERS........................................................................69
      12.1     Administrative Agent...........................................................................69
      12.2     Expenses.......................................................................................71
      12.3     Proportionate Absorption of Losses.............................................................71
      12.4     Delegation of Duties; Reliance.................................................................71
      12.5     Limitation of Liability........................................................................71
      12.6     Default; Collateral............................................................................72
      12.7     Limitation of Liability........................................................................74
      12.8     Relationship of Lenders........................................................................74
      12.9     Benefits of Agreement..........................................................................74
      12.10    Agents.........................................................................................74
      12.11    Obligations Several............................................................................74
      12.12    Financial Hedges...............................................................................74

SECTION 13     MISCELLANEOUS..................................................................................75
      13.1     Headings.......................................................................................75
      13.2     Nonbusiness Days...............................................................................75
      13.3     Communications.................................................................................75
      13.4     Form and Number of Documents...................................................................75
      13.5     Exceptions to Covenants........................................................................75
      13.6     Survival.......................................................................................75
      13.7     Governing Law..................................................................................76
      13.8     Invalid Provisions.............................................................................76
      13.9     Entirety.......................................................................................76
      13.10    Jurisdiction; Venue; Service of Process; Jury Trial............................................76
      13.11    Amendments, Consents, Conflicts, and Waivers...................................................77
      13.12    Multiple Counterparts..........................................................................78
      13.13    Successors and Assigns; Assignments and Participations.........................................78
      13.14    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances....................80
      13.15    Restatement of Existing Agreement..............................................................80


                                                       (iv)

                             SCHEDULES AND EXHIBITS

Schedule 1.1              -       Benchmark Budget
Schedule 2.1              -       Lenders and Commitments
Schedule 6.6              -       Assets Subject to Negative Pledge
Schedule 7.1              -       Conditions Precedent to Closing
Schedule 7.2              -       Conditions Precedent to Permitted Acquisition
Schedule 7.4              -       Conditions Precedent to Additional Borrower
Schedule 8.2              -       FCC and PUC Authorizations
Schedule 8.3              -       Corporate Stock and Partnership Interests
Schedule 8.15             -       Material Agreements
Schedule 8.19             -       Intellectual Property
Schedule 8.23             -       Tradenames
Schedule 9.14             -       Transactions with Affiliates

Exhibit A                 -        Form of Amended and Restated Note
Exhibit B-1               -        Form of Notice of Borrowing
Exhibit B-2               -        Form of Notice of Conversion
Exhibit B-3               -        Form of Notice of LC
Exhibit C-1               -        Form of Guaranty
Exhibit C-2               -        Form of Limited Guaranty for DCCLP
Exhibit C-3               -        Form of Capital Contribution and Subordinated Loan Agreement
Exhibit D-1               -        Form of Pledge, Assignment, and Security
                                   Agreement for Companies
Exhibit D-2               -        Form of Pledge, Assignment, and Security
                                   Agreement for Parent
Exhibit E-1               -        Form of Compliance Certificate
Exhibit E-2               -        Form of Permitted Acquisition Compliance Certificate
Exhibit E-3               -        Form of Permitted Acquisition Loan Closing Certificate
Exhibit E-4               -        Form of Borrowing Base Report
Exhibit E-5               -        Form of Monthly Management Report
Exhibit F                 -        Form of Assignment and Acceptance Agreement
Exhibit G                 -        Form of Opinion of Counsel of Borrower
Exhibit H                 -        Form of Affiliate Subordination Agreement
Exhibit I                 -        Form of Mortgage, Deed of Trust, Security
                                   Agreement, Assignment of Rents, and Financing Statement
Exhibit J                 -        Form of Landlord Consent and Estoppel Certificate


                                                      (v)

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is entered into as of September 13, 1999, among LOGIX COMMUNICATIONS CORPORATION, an Oklahoma corporation ("BORROWER"), LOGIX COMMUNICATIONS ENTERPRISES, INC., an Oklahoma corporation ("PARENT"), BANC OF AMERICA SECURITIES LLC, as Arranger (defined below), Lenders (defined below), CANADIAN IMPERIAL BANK OF COMMERCE, as Syndication Agent (defined below), TORONTO DOMINION (TEXAS), INC., as Documentation Agent (defined below), and BANK OF AMERICA, N.A., as Administrative Agent (defined below), for itself and the other Lenders. Parent has executed this Credit Agreement for the limited purpose of making the representations and warranties set forth in SECTION 8 and agreeing to the covenants set forth in SECTION 9 and the indemnification provisions of SECTION 11.12.

                                    RECITALS

         A. Borrower has entered into the Credit Agreement (as amended on June 29, 1999, and as further renewed, extended, or amended to date, the "EXISTING AGREEMENT") dated as of April 7, 1999, with Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., formerly known as NationsBank, N.A. (in its capacity as "ADMINISTRATIVE AGENT" thereunder and as a Lender) and certain other Lenders party thereto (together with Bank of America, N.A., the "EXISTING LENDERS"), providing for, among other things, a revolving credit facility in the aggregate principal amount of $50,000,000.

         B. Subject to the terms and conditions set forth below, Borrower and Lenders desire to entirely amend, modify, and restate the Existing Agreement.

         C. The amendment and restatement of the Existing Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness and obligations under the Existing Agreement, which indebtedness and obligations under the Existing Agreement shall remain outstanding hereunder on the terms and conditions hereinafter provided.

         In consideration of the foregoing and the mutual covenants contained herein, Borrower, Bank of America, N.A. (in its capacity as Administrative Agent under this Agreement and the Existing Agreement), and Lenders agree that, effective upon the Closing Date, the Existing Agreement is amended and restated in its entirety, as follows:

SECTION 1 DEFINITIONS AND TERMS.

         1.1 DEFINITIONS.  As used herein:

         ACCESS LINE means each installed, activated, and in-service telecommunications or data line that (a) provides service to a customer of Logix, (b) is subject to a valid and enforceable contractual agreement entered into with a business customer for a period of time of not less than twelve months, (c) is provided to business customers receiving treatment substantially similar to other business customers offered such services by Logix, and (d) is reasonably expected to generate revenue within at least three months and one day after activation; PROVIDED THAT, CLAUSES (b) and (c) preceding shall not apply to up to one thousand residential customers of Logix; and CLAUSE (b) preceding shall not apply to up to one thousand business customers of Logix.

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Person or substantially all of the assets of another Person or of any business or division of another Person, (b) the acquisition by any Person of more than 50% of any class of Voting Stock (or similar ownership interests) of another Person (PROVIDED THAT, formation or organization of any entity shall not constitute an "ACQUISITION" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under SECTION 9.20); or (c) a merger, consolidation, amalgamation, or other combination by any Person with another Person; PROVIDED THAT in any merger or consolidation involving any Company, that Company must be the surviving entity, and in any merger or consolidation involving Borrower, Borrower must be the surviving entity.

         ADDITIONAL ASSETS is defined in SECTION 6.4.

         ADDITIONAL BORROWER means any Subsidiary of Parent (a) that is acceptable to Required Lenders in their sole discretion (PROVIDED THAT, solely in the case of Dobson Telephone, such approval of Required Lenders shall not be unreasonably withheld); (b) that enters into appropriate supplemental agreements to the Loan Papers to become a Borrower under this Agreement; (c) whose outstanding capital stock is pledged to Administrative Agent for the ratable benefit of Lenders; (d) who grants and conveys to, and creates in favor of Administrative Agent for the ratable benefit of Lenders, first priority Liens in, to, and on all of its assets, and (e) who, prior to or concurrently with becoming an Additional Borrower, satisfies all conditions and requirements set forth in SECTION 7.4 and on SCHEDULE 7.4.

         ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 MINUS the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

         ADMINISTRATIVE AGENT means Bank of America, N.A., and its permitted successors or assigns as "ADMINISTRATIVE AGENT" for Lenders under this Agreement.

         AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         AGENTS means, collectively, the Administrative Agent, the Syndication Agent, and the Documentation Agent.

         AGREEMENT means this Amended and Restated Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or an Affiliate of such Lender) designated on SCHEDULE 2.1 or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

         APPLICABLE MARGIN means (a) on any date of determination on and after the Closing Date until (but not including) the Phase II Notice Date, 4.00% for Eurodollar Rate Borrowings and 3.00% for Base Rate Borrowings; and (b) on any date of determination on or after the Phase II Notice Date, with respect to each Base Rate Borrowing or Eurodollar Rate Borrowing, the percentage per annum set forth in the table below that corresponds with the Consolidated Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Parent most recently delivered pursuant to SECTION 9.3:


--------------------------------------------------------------------------------------------------------------------

               CONSOLIDATED                                           APPLICABLE MARGIN
              LEVERAGE RATIO
                                           -------------------------------------------------------------------------
                                                  BASE RATE BORROWINGS             EURODOLLAR RATE BORROWINGS
--------------------------------------------------------------------------------------------------------------------
     Less than or equal to 4.50:1.00                     1.50%                                2.50%
--------------------------------------------------------------------------------------------------------------------
     Less than or equal to 6.00:1.00,
        but greater than 4.50:1.00                       2.00%                                3.00%
--------------------------------------------------------------------------------------------------------------------
     Less than or equal to 7.50:1.00,
        but greater than 6.00:1.00                       2.50%                                3.50%
--------------------------------------------------------------------------------------------------------------------
          Greater than 7.50:1.00                         3.00%                                4.00%
--------------------------------------------------------------------------------------------------------------------


The provisions in ITEMS (a) and (b) are further subject to the following:

                           (i) With respect to any adjustments in the Applicable
                  Margin as a result of changes in the Consolidated Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and the related Compliance Certificate) pursuant to SECTION 9.3(a), SECTION 9.3(c), or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

                           (ii) On and after the Phase II Notice Date, if
                  Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and (c), and such failure shall not be remedied within five days after written notice thereof from the Administrative Agent or any Lender, then the Applicable Margin shall be the maximum Applicable Margin specified above.

         APPLICABLE MARGIN FOR COMMITMENT FEES means, (a) on any date of determination on or after the Closing Date until (but not including) the Phase II Notice Date, 1.50%, and (b) at any date of determination occurring on and after the Phase II Notice Date, the percentage set forth in the table below which corresponds with the ratio (expressed as a percentage) of (i) the average daily Commitment Usage for any period of determination to (ii) the Commitment at such date of determination:


---------------------------------------------- -----------------------------------
              COMMITMENT USAGE/                 APPLICABLE MARGIN FOR COMMITMENT
                 COMMITMENT                                   FEES
---------------------------------------------- -----------------------------------
          Less than or equal to 33%                          1.50%
---------------------------------------------- -----------------------------------
         Less than or equal to 67%,
            but greater than 33%                             1.125%
---------------------------------------------- -----------------------------------
              Greater than 67%                               0.75%
---------------------------------------------- -----------------------------------


         APPLICABLE PERCENTAGE means, with respect to each Lender on any date of determination, the percentage stated opposite such Lender's name as set forth on
SCHEDULE 2.1 or on the most recently-amended SCHEDULE 2.1, if any, prepared by Administrative Agent pursuant to SECTION 13.13 (to reflect assignments by Lenders).

         ARRANGER means Banc of America Securities LLC, and its permitted successors or assigns, in its capacity as sole lead arranger and book manager under the Loan Papers.

         ASSUMED TAXES means, (a) with respect to any Equity Issuance by Parent or any Company, an amount equal to such incremental annual increase in franchise Taxes as such Person estimates in good faith to be payable by such Person as a result of such Equity Issuance, and (b) with respect to any Significant Sale by any Company, an amount equal to such percentage as such Person estimates in good faith to be its effective rate of the taxable gain for federal and state income tax purposes with respect to such Significant Sale.

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates of compliance and other certificates, permits, qualifications, adjudications, or orders from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any network facility or any other telecommunication system.

         AVAILABLE COMMITMENT means, at any date of determination, an amount (subject to reduction or cancellation in accordance with the terms of the Loan Papers) equal to the LESSER of (a) the Maximum Availability, (b) the Borrowing Base Availability, or (c) the Commitment.

         BANK OF AMERICA, N.A. means Bank of America, N.A., in its individual capacity as a Lender, and its successors and assigns.

         BASE RATE means, for any day, the rate per annum equal to the HIGHER of
(a) the Federal Funds Rate for such day PLUS one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

         BASE RATE BORROWING means a Borrowing bearing interest at the SUM of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings.

         BENCHMARK BUDGET means, collectively, (a) the budgets dated August 31, 1999, set forth on SCHEDULE 1.1, reflecting the projected income and expenses on a monthly basis from the Closing Date through the Termination Date for the following entities: (i) Parent and its Subsidiaries; (ii) the Logix Group, itemizing separate budget projections for the Fiber Business and the CLEC Business; and (iii) Dobson Telephone and its Subsidiaries; and (b) subject to the prior consent of Required Lenders, any adjustments or modifications to all or any portion of the Benchmark Budgets, including, without limitation, any adjustments required to reflect any Permitted Acquisitions.

         BORROWER, whether one or more, means Logix, any Additional Borrower, and their respective permitted successors or assigns under the Loan Papers.

         BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Papers, whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Paper.

         BORROWING BASE AVAILABILITY means, at any date of determination, an amount equal to the SUM of (a) the CLEC Availability, (b) the Dobson Telephone Availability, and (c) the Fiber Availability.

         BORROWING BASE REPORT means a report certified by a Responsible Officer, substantially in the form of EXHIBIT E-4.

         BORROWING DATE is defined in SECTION 2.5(a).

         BUSINESS DAY means (a) for all purposes, any day OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         CAPITAL CONTRIBUTION means any capital contribution or common equity contribution paid by Parent in cash to Borrower after the Closing Date.

         CAPITAL CONTRIBUTION AGREEMENT means the Capital Contribution and Subordinated Loan Agreement in substantially the form of EXHIBIT C-3, dated September 13, 1999, among Logix, Parent, DCCLP, and Administrative Agent, as amended, modified, supplemented, or restated in accordance with the Loan Papers.

         CAPITAL EXPENDITURES means an expenditure for any fixed asset having a useful life of more than one year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease; PROVIDED, HOWEVER, such Capital Expenditures shall not include acquisitions of stock or assets which are made in accordance with SECTION 9.20.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         CASH EQUIVALENTS means:

                  (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

                  (b) Short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation;

                  (c) Commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");

                  (d) Debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; and

                  (e) Demand deposit accounts which are maintained in the ordinary course of business.

         CLEC ACCESS LINES means, on any date of determination, collectively (without duplication) CLEC Resale Access Lines, CLEC UNE-P Access Lines, and CLEC On-Switch Access Lines.

         CLEC AVAILABILITY means, for CLEC Business, as calculated at any date of determination with respect to the calendar month most recently-ended for which a Borrowing Base Report has been delivered, the SUM of (a) the PRODUCT of the number of CLEC Resale Access Lines MULTIPLIED by $250; PLUS (b) the PRODUCT of the number of CLEC UNE-P Access Lines MULTIPLIED by $750; PLUS (c) the PRODUCT of the number of CLEC On-Switch Access Lines MULTIPLIED by $975; MINUS
(d) the amount of all accounts receivable for the CLEC Business that are 90 or more days past due; PROVIDED THAT, no Access Line may be used to support more than one of the calculations set forth in CLAUSES (a), (b), or (c) preceding.

         CLEC BUSINESS means that certain line of business conducted by Logix relating to the provision of (a) local exchange services, (b) enhanced data services, (c) internet, intranet, and extranet services, (d) interexchange, long distance services, (e) private line services, and (f) integration services.

         CLEC INTEREST EXPENSE means, at any date of determination, (a) with respect to the first fiscal quarter immediately following the Qualifying Period, the Interest Expense of the CLEC Business for such period MULTIPLIED by four;
(b) with respect to the second fiscal quarter immediately following the Qualifying Period, the Interest Expense of the CLEC Business for the first and second fiscal quarters immediately following the Qualifying Period MULTIPLIED by two; (c) with respect to the third fiscal quarter immediately following the Qualifying Period, the Interest Expense of the CLEC Business for the first, second, and third fiscal quarters immediately following the Qualifying Period MULTIPLIED by 4/3; and (d) thereafter, the Interest Expense of the CLEC Business for the Rolling Period then most recently ended; PROVIDED THAT if the Phase II Commencement Date has not occurred prior to July 1, 2001, then the CLEC Interest Expense shall be calculated on any date of determination for the Rolling Period then most recently ended; PROVIDED FURTHER THAT CLEC INTEREST EXPENSE shall also include, in any relevant period of calculation, the aggregate amount of cash interest paid on the Senior Notes to the extent Borrower makes loans, advances, investments, or Distributions to Parent to service regularly-scheduled cash interest payments on such Senior Notes during such period.

         CLEC ON-SWITCH ACCESS LINE means an Access Line of the CLEC Business leased by Logix from another carrier, which Access Line is not a CLEC Resale Access Line or a CLEC UNE-P Access Line and over which Logix provides switched services on its network to customers of the CLEC Business.

         CLEC OPERATING CASH FLOW means, at any date of determination, (a) with respect to the first fiscal quarter immediately following the Qualifying Period, the Operating Cash Flow of the CLEC Business for such period MULTIPLIED by four;
(b) with respect to the second fiscal quarter immediately following the Qualifying Period, the Operating Cash Flow of the CLEC Business for the first and second fiscal quarters immediately following the Qualifying Period MULTIPLIED by two; (c) with respect to the third fiscal quarter immediately following the Qualifying Period, the Operating Cash Flow of the CLEC Business for the first, second, and third fiscal quarters immediately following the Qualifying Period MULTIPLIED by 4/3; and (d) thereafter, the Operating Cash Flow of the CLEC Business calculated for the Rolling Period then most recently ended; PROVIDED THAT (i) if the Phase II Commencement Date has not occurred prior to July 1, 2001, then the CLEC Operating Cash Flow shall be calculated on any date of determination for the Rolling Period then most recently ended, (ii) in calculating CLEC Operating Cash Flow, adjustments for Interest Expense shall be made on the basis of CLEC Interest Expense, and (iii) for any date of determination occurring on or after the Phase II Commencement Date, but prior to the first date after the Qualifying Period on which Financial Statements are delivered pursuant to EITHER SECTION 9.3(a) or 9.3(c), CLEC Operating Cash Flow shall be the Operating Cash Flow of the CLEC Business for the Qualifying Period MULTIPLIED by 2.

         CLEC RESALE ACCESS LINE means an Access Line that is leased by Logix from another carrier at a price OTHER THAN a "UNE-P" RATE and which Access Line is resold by Logix to customers of the CLEC Business.

         CLEC UNE-P ACCESS LINE means an Access Line that is leased by Logix from an ILEC as part of the unbundled network elements provided by such ILEC to Logix at a "UNE-P" RATE and which Access Line is resold by Logix to customers of the CLEC Business.

         CLOSING DATE means the date upon which (a) this Agreement has been executed by Logix, Lenders, and Agents, and (b) all conditions precedent specified in SECTION 7.1 have been satisfied or waived, which date must be, if at all, a Business Day occurring no later than September , 1999.

         CODE means the INTERNAL REVENUE CODE OF 1986, as amended, TOGETHER WITH the rules and regulations promulgated thereunder.

         COLLATERAL has the meaning set forth in SECTION 6.1.

         COLLATERAL DOCUMENTS means all security agreements, pledge agreements, mortgages, deeds of trust, financing statements, assignments of partnership interests, and Guaranties at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, TOGETHER WITH all reaffirmations, amendments, and modifications thereof or supplements thereto made in accordance with the Loan Papers.

         COMMENCEMENT DATE is defined in SECTION 9.29(g).

         COMMITMENT means, on any date of determination, an amount equal to $50,000,000 (as the same may be reduced, canceled, or increased in accordance with the terms of the Loan Papers).

         COMMITMENT FEE is defined in SECTION 5.5.

         COMMITMENT REDUCTION AMOUNT is defined in SECTION 2.3(b).

         COMMITMENT USAGE means, at the time of any determination thereof, the SUM of (a) the aggregate Principal Debt PLUS, WITHOUT DUPLICATION, (b) the LC Exposure.

         COMMITTED SUM means, for any Lender, on any date of determination, an amount equal to such Lender's Applicable Percentage of the Commitment.

         COMMON STOCK is defined in SECTION 10.7.

         COMMUNICATIONS means Dobson Communications Corporation, an Oklahoma corporation.

         COMMUNICATIONS ACT means, collectively, The Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

         COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT E-1.

         CONSEQUENTIAL LOSS means any loss, cost, or expense (including loss of anticipated profit) which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

         CONSOLIDATED LEVERAGE RATIO means, on any date of determination, the ratio of (a) the Debt of Parent and its Subsidiaries EXCEPT Fiber/FORTE (calculated on a consolidated basis) to (b) Operating Cash Flow of Parent and its Subsidiaries EXCEPT Fiber/FORTE (calculated on a consolidated basis).

         CONTRIBUTION COMPLIANCE DATE means (a) the earlier of January 31, 2000, or the date upon which the Principal Debt equals the Available Commitment (after giving effect to all prepayments on such date) if Parent has not commenced to make Capital Contributions pursuant to, and in accordance with, the Capital Contribution Agreement prior to such date; or (b) March 31, 2000, if Parent has commenced to make Capital Contributions pursuant to, and in accordance with, the Capital Contribution Agreement prior to the date described in CLAUSE (a) preceding.

         CURRENT FINANCIALS means, on any date of determination, the most recently delivered to Lenders of (a) the Financial Statements for the fiscal year ended December 31, 1998, prepared for each of (i) Parent and its Subsidiaries, calculated on a consolidated and consolidating basis, (ii) the Logix Group, calculated on a consolidated basis, but also separately detailing (in form and substance satisfactory to Agents) balance sheets and statements of operations and cash flows for each of the Fiber Business and the CLEC Business, and (iii) Dobson Telephone and its Subsidiaries, or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a), 9.3(b), and 9.3(c), as the case may be.

         DARK FIBER means installed fiber optic cable not carrying a signal (through which no light is transmitted).

         DCCLP means Dobson CC Limited Partnership, an Oklahoma limited partnership.

         DCCLP LIMITED GUARANTY means a limited Guaranty in substantially the form and upon the terms of EXHIBIT C-2, executed and delivered by DCCLP pursuant to the requirements of the Loan Papers, as amended, modified, supplemented, restated, ratified, or reaffirmed in accordance with the Loan Papers.

         DEBT means, WITHOUT DUPLICATION, for any Person, the SUM of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, (iii) obligations of such Person under non-compete agreements, and (iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business not more than 90 days past due); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the LESSER of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and WITHOUT DUPLICATION, all drafts drawn and unpaid thereunder; and
(e) all obligations and liabilities of such Person in connection with Financial Hedges.

         DEBT ISSUANCE means Debt of any Loan Party for borrowed money issued or incurred after the Closing Date, OTHER THAN Permitted Debt.

         DEBT SERVICE means, at any date of determination, calculated for the fiscal quarter then most recently ended, for the Companies or Dobson Telephone and its Subsidiaries, as the case may be, the SUM of (a) Interest Expense during such period, PLUS (b) the amount of scheduled principal payments paid, or required to be paid, on Debt during such period PLUS (c) with respect to the Obligation, the amount by which the Commitment is required to be reduced during such period.

         DEBTOR RELIEF LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in SECTION 10.

         DEFAULT RATE means a per annum rate of interest equal from day to day to the LESSER of (a) the SUM of the Base Rate PLUS the highest Applicable Margin for Base Rate Borrowings PLUS 2.0% AND (b) the Maximum Rate.

         DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         DOBSON TELEPHONE means Dobson Telephone Company, Inc., an Oklahoma corporation and a Wholly-owned Subsidiary of Parent.

         DOBSON TELEPHONE AVAILABILITY means, at any date of determination, (a) the PRODUCT of the Operating Cash Flow of Dobson Telephone and its Subsidiaries for the most recently-ended twelve-calendar month period as reported on the most recently-delivered Borrowing Base Report, MULTIPLIED by 5, MINUS (b) the outstanding principal balance under the RUS/RTB Debt at such date of determination.

         DOCUMENTATION AGENT means Toronto Dominion (Texas), Inc., and its permitted successors or assigns as "DOCUMENTATION AGENT" under this Agreement.

         DOLLARS and the symbol $ means lawful money of the United States of America.

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (SO LONG AS such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, UNLESS a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

         EMPLOYEE PLAN means an employee pension benefit plan covered by TITLE IV of ERISA and established or maintained by a Loan Party or any ERISA Affiliate, but not including any Multiemployer Plan.

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         EQUITY ISSUANCE means the issuance on and after the Closing Date by Parent or any Company of any shares of any class of stock, warrants, or other equity interests, OTHER THAN present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the issuing entity or stock issued upon their exercise.

         ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and the regulations and rulings thereunder.

         ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is a member of a Loan Party's controlled group or which is under common control with such Person within the meaning of SECTION 414(b), (c), (m), or (o) of the Code.

         EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the SUM of the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings.

         EXHIBIT means an exhibit to this Agreement unless otherwise specified.

         EXISTING AGREEMENT is defined in the Recitals to this Agreement.

         EXISTING COLLATERAL DOCUMENTS is defined in SECTION 6.2.

         EXISTING LENDERS is defined in the Recitals to this Agreement.

         FCC means the Federal Communications Commission and any successor regulatory body.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         FIBER AVAILABILITY means, at any date of determination, the PRODUCT of the revenue earned by the Fiber Business for the most recently-ended twelve calendar month period, as reported on the most recently-delivered Borrowing Base Report, MULTIPLIED by 2.5.

         FIBER BUSINESS means all business conducted by Logix (OTHER THAN the CLEC Business), including, without limitation, the business relating to the provision of "LONG-HAUL" telecommunications transport services in Texas, Oklahoma, and Colorado on a wholesale basis to private, business, and government end-users.

         FIBER/FORTE means Dobson Fiber/FORTE of Colorado, Inc., an Oklahoma corporation and a Wholly-owned Subsidiary of Parent.

         FINANCIAL HEDGE means (a) a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, or (b) any other currency swap or hedging arrangement acceptable to Administrative Agent in its sole discretion, SO LONG AS, in either case, any such Financial Hedge obtained by any Loan Party satisfies the following requirements: (i) any Lender or financial institution issuing such Financial Hedge shall calculate its credit exposure in a reasonable and customary manner;
(ii) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to any intercreditor issues; (iii) if issued by any Lender or any Affiliate of a Lender to Borrower, the credit exposure under such Financial Hedge shall be secured by Liens in and to the Collateral as evidence by the Collateral Documents on a PARI PASSU basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of SECTION 12.12; and (iv) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes.

         FINANCIAL STATEMENTS means balance sheets, income statements, statements of operations, statements of shareholders' equity, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

         FIRST CAPITAL DATE means the date upon which: (a) Borrower has received one or more Capital Contributions after the Closing Date in an aggregate amount of not less than $50,000,000 from sources OTHER THAN (i) DCCLP or Parent pursuant to the Capital Contribution Agreement, or (ii) otherwise from DCCLP, directly or indirectly (which Capital Contributions shall be in form and substance acceptable to Required Lenders in their reasonable sole discretion);
(b) no Default or Potential Default then exists or arises; and (c) all mandatory prepayments required pursuant to SECTION 3.3(a)(ii) have been paid.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         GUARANTOR means any Person, including, but not limited to, Parent, DCCLP (if prior to the Second Capital Date), and any direct or indirect Subsidiary of Borrower, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

         GUARANTY means, individually, each of the following, and GUARANTIES means collectively: (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C-1, executed and delivered by any Person pursuant to the requirements of the Loan Papers, as amended, modified, supplemented, restated, ratified, or reaffirmed in accordance with the Loan Papers, and (b) if prior to the Second Capital Date, the DCCLP Limited Guaranty.

         HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of
SECTION 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons,
(c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         ILEC means an incumbent local exchange carrier.

         INTEREST COVERAGE RATIO means, on any date of determination, calculated for the fiscal quarter then most recently ended, the ratio of (a) the SUM of the Operating Cash Flow for the CLEC Business PLUS the Operating Cash Flow of the Fiber Business PLUS the Operating Cash Flow of Dobson Telephone and its Subsidiaries to (b) the SUM (without duplication) of the Interest Expense for the CLEC Business PLUS the Interest Expense of the Fiber Business PLUS the Interest Expense of Dobson Telephone and its Subsidiaries MINUS the amount of cash interest paid on the Senior Notes during such fiscal quarter to the extent such interest payments were made with proceeds of the Pledged Government Securities.

         INTEREST EXPENSE, calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), means for any Person or line of business, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Financial Hedges; the interest component of any Debt that is guaranteed or secured by such Person), and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt.

         INTEREST PERIOD is determined in accordance with SECTION 3.10.

         LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         LC means any standby letter of credit issued hereunder by Administrative Agent pursuant to an LC Agreement.

         LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any other Company); PROVIDED THAT this Agreement shall control any conflict between this Agreement and any such LC Agreement.

         LC EXPOSURE means, at any time and WITHOUT DUPLICATION, the SUM of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs PLUS (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

         LC SUBFACILITY means a subfacility for the issuance of LCs (the LC Exposure in connection with which may never exceed $5,000,000), as described in and subject to the limitations of SECTION 2.2.

         LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 13.13(b)), and subject to the terms and conditions of this Agreement, and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement); PROVIDED THAT, solely for purposes of the Collateral Documents and SECTIONS 12, 3.13, and 3.14, "LENDERS" shall also include any Lender or Affiliate of a Lender who is party to a Financial Hedge with Borrower and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with Borrower).

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (OTHER THAN under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any action by or before any Governmental Authority.

         LOAN PAPERS means (a) this Agreement, the Notes, the Collateral Documents, LCs, the Capital Contribution Agreement, and LC Agreements, (b) all agreements, documents, or instruments in favor of

Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

         LOAN PARTIES means Parent, the Companies, and all other Guarantors (OTHER THAN DCCLP).

         LOGIX means Logix Communications Corporation, an Oklahoma corporation,
(i) formerly known as Dobson Wireless, Inc., the successor by merger with the former Logix Communications Corporation, and (ii) successor by statutory merger with American Telco, Inc., American Telco Network Services, Inc., Dobson Fiber Company, and Dobson Network Management, Inc.

         LOGIX GROUP means, at any date of determination thereof, Logix and each of its Subsidiaries.

         MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Loan Party (or, if prior to the Second Capital Date, DCCLP) to perform any of their respective payment or other material obligations under the Loan Papers or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Papers, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of any Loan Party (or, if prior to the Second Capital Date, DCCLP), either singly or in the aggregate, or (c) Default or Potential Default.

         MATERIAL AGREEMENT means any contract material to the respective business of any Loan Party (including with respect to any telecommunications systems thereof).

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MAXIMUM AVAILABILITY means, at any date of determination, the amount shown in the table below that corresponds with the applicable date of determination:


---------------------------------------------- -----------------------------------

            DATE OF DETERMINATION                        MAXIMUM AMOUNT
---------------------------------------------- -----------------------------------
On the Closing Date to and including 09/30/99             $37,000,000
---------------------------------------------- -----------------------------------
        On 10/01/99 to and including                      $42,500,000
                  10/31/99
---------------------------------------------- -----------------------------------
         On 11/01/99 and thereafter                       $50,000,000
---------------------------------------------- -----------------------------------


         MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(f) of the Code to which any Loan Party or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET CASH PROCEEDS means (a) with respect to any Significant Sale, cash (freely convertible into Dollars) received, on or after the date of consummation of such Significant Sale, by any Company from such Significant Sale, after (i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such Significant Sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such Significant Sale), (iii) deduction of appropriate amounts to be provided by Borrower or any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such Significant Sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Significant Sale, and (iv) deduction for the amount of any Debt (OTHER THAN the Obligation) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such Significant Sale; (b) with respect to any incurrence of Debt, cash (freely convertible in to Dollars) received, on or after the date of incurrence of such Debt, by any Company from the incurrence of such Debt after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such incurrence of Debt, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (OTHER THAN the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by Borrower from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes.

         NOTE means a promissory note in substantially the form of EXHIBIT A, and all renewals and extensions of all or any part thereof.

         NOTICE OF BORROWING is defined in SECTION 2.4(a).

         NOTICE OF CONVERSION is defined in SECTION 3.11.

         NOTICE OF LC is defined in SECTION 2.2(a).

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Paper, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

         OPERATING CASH FLOW means, for any Person or line of business, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the SUM (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) net income or deficit during such period, PLUS (b) to the extent already deducted in computing such net income (i) income Tax expense, (ii) Interest Expense during such period, and (iii) depreciation, amortization, and other non-cash-expense items during such period, LESS (c) interest and dividend income, LESS (d) other non-cash components of income, adjusted as required to take into account any minority ownership interest. The provision for income taxes and reductions in deferred taxes shall be adjusted in accordance with the Tax Sharing Agreement (to the extent the Tax Sharing Agreement applies). In determining Operating Cash Flow for any Person such amount shall be calculated after giving effect to Acquisitions and divestitures of such Person (to the extent permitted by the Loan Papers in the case of the Companies) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative.

         OTHER TAXES is defined in 4.6(b).

         PARENT means Logix Communications Enterprises, Inc., an Oklahoma corporation, formerly known as Dobson Wireline Company, and a Wholly-owned Subsidiary of Dobson Operating Company, an Oklahoma corporation and a Wholly-owned Subsidiary of Communications.

         PARTICIPANT is defined in SECTION 13.13(e).

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         PERMITTED ACQUISITION means:

                  (a) An Acquisition by Logix or any Subsidiary of Logix of businesses which are engaged in the Telecommunications Business, with respect to which each of the following requirements shall have been satisfied:



                           (i) the Acquisition occurs after the last day of the Qualifying Period;

                           (ii) the purchase price for such Acquisition must be
                  less than or equal to $1,000,000 and when aggregated with the purchase price of each other Acquisition consummated after the Closing Date, may not exceed $10,000,000 in the aggregate;

                           (iii) as of the closing of any Acquisition, the
                  Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

                           (iv) the Acquisition shall be made on terms and conditions satisfactory to Agents;

                           (v) not less than 30 Business Days prior to the
                  closing of any Acquisition, Logix shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Papers, after giving effect to the Acquisition, including (A) a pro forma income and balance sheet for the Companies (after giving effect to the Acquisition); (B) three year cash flow projections for the Companies (after giving effect to the Acquisition), demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules; (C) to the extent available, audited financial statements for the acquired assets or entity and its business for the three fiscal years immediately preceding the date of such Acquisition; (D) a description of the acquired assets or entity and its business; and (E) such other information regarding the Acquisition as Lenders may reasonably request;

                           (vi) the financial condition of the entity or assets
                  to be acquired must be satisfactory to Agents, including, without limitation, evidence that the projected Operating Cash Flow (attributable to the assets or entity being acquired pursuant to such Acquisition) for the 12 month period following such Acquisition will be greater than NEGATIVE $100,000;

                           (vii) each Authorization issued by the FCC or any PUC
                  to be acquired by any Company shall be valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and shall not be subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof, UNLESS such Company has entered into an agreement with the seller of such Authorization protecting such Company from such adverse limitations, proceedings, or claims, which agreement shall be on terms and conditions satisfactory to Agents;

                           (viii) prior to consummation of any Acquisition,
                  Logix shall have satisfied the conditions precedent set forth in SECTION 7.2;

                           (ix) as of the closing of any Acquisition, after
                  giving effect to such Acquisition, the acquiring party must be Solvent and the Logix Group, on a consolidated basis, must be Solvent;

                           (x) as of the closing of any Acquisition, no Default
                  or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

                           (xi) as of the closing of any Acquisition, (A) if
                  such Acquisition is structured as a merger, Logix, (or if such merger is with any Subsidiary of Logix, then such Subsidiary) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 100% interest in the entity being acquired; or

                  (b) any other Acquisition for which the prior written consent of Required Lenders has been obtained.

         PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-2.

         PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-3.

         PERMITTED DEBT means Debt permitted under SECTION 9.12 as described in such Section.

         PERMITTED LIENS means Liens permitted under SECTION 9.13 as described in such Section.

         PERSON means any individual, entity, or Governmental Authority.

         PHASE I LEVERAGE RATIO means, on any determination the ratio of (a) the SUM (without duplication) of (i) the Debt of the Companies (calculated on a consolidated basis) PLUS (ii) the Debt of Dobson Telephone and its Subsidiaries to (b) the SUM of the Operating Cash Flow of the Fiber Business PLUS the Operating Cash Flow of Dobson Telephone and its Subsidiaries; PROVIDED THAT, if the Obligation is prepaid pursuant to SECTION 3.3(a)(ii) from Capital Contributions made under the Capital Contribution Agreement during the period after the end of the applicable period of determination but prior to the date Borrower is required to deliver Financial Statements pursuant to SECTION 9.3(b) for such period of determination, then in determining the Phase I Leverage Ratio, the calculation of the Debt of the Companies may be reduced by the amount of such prepayment of the Obligation.

         PHASE II COMMENCEMENT DATE means a date which is the EARLIER of either
(a) the first day of the fiscal quarter immediately following the Qualifying Period or (b) July 1, 2001.

         PHASE II LEVERAGE RATIO means, on any date of determination, the ratio of (a) the SUM (without duplication) of the Debt of the Companies (calculated on a consolidated basis) PLUS the Debt of Dobson Telephone and its Subsidiaries to
(b) the SUM of the CLEC Operating Cash Flow PLUS the Operating Cash Flow of the Fiber Business PLUS the Operating Cash Flow of Dobson Telephone and its Subsidiaries.

         PHASE II NOTICE DATE means the second Business Day after Borrower delivers to Administrative Agent the Compliance Certificates (and related Financial Statements) demonstrating to Administrative Agent's satisfaction compliance with the Phase II Leverage Ratio for each of the fiscal quarters in the Qualifying Period.

         PLEDGED GOVERNMENT SECURITIES means the portfolio of United States government securities that were purchased with proceeds of the Senior Notes and which are pledged as security for the first six interest payments on the Senior Notes.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         PRIME RATE means the per annum rate of interest established from time to time by Bank of America, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

         PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings, TOGETHER WITH the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

         PRO RATA or PRO RATA PART, for each Lender on any date of determination, means (a) for purposes of any commitment to fund any Borrowing or to purchase participations pursuant to SECTION 2.2 in respect of the LC Subfacility, such Lender's Applicable Percentage then in effect, (b) for purposes of sharing any amount or fee payable to any Lender, the proportion which the portion of the Principal Debt owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility and determined after giving effect thereto) bears to the Principal Debt then outstanding, and (c) for all other purposes, the proportion which the portion of the Obligation owed to such Lender bears to the Obligation owed to all Lenders at the time in question, or if no Obligation is outstanding, then the proportion that such Lender's Committed Sum bears to the Commitment then in effect.

         PUBLIC MARKET is defined in SECTION 10.7.

         PUC means any state or local regulatory agency or Governmental Authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

         QUALIFYING PERIOD means the first two consecutive fiscal quarters occurring after the Closing Date but prior to July 1, 2001, with respect to which Borrower has delivered Compliance Certificates and related Financial Statements (in form and substance satisfactory to Administrative Agent) demonstrating positive

Operating Cash Flow for the CLEC Business calculated with respect to such two consecutive fiscal quarters and for which period no Default or Potential Default exists or arises.

         REGISTER is defined in SECTION 13.13(c).

         REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         REPORTABLE EVENT shall have the meaning specified in SECTION 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations OTHER THAN those events described in SECTIONS 4043.21, 4043.24 and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

         REPORTED PERIOD is defined in SECTION 8.28.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         REQUIRED LENDERS means (a) on any date of determination PRIOR TO the Termination Date, (i) if there are three or fewer Lenders under the Loan Papers on any such date of determination, all Lenders; (ii) if there are only four Lenders under the Loan Papers on any such date of determination, those Lenders holding 51% or more of the Commitment then in effect, BUT NOT LESS THAN three Lenders; (iii) if there are only five Lenders under the Loan Papers on any such date of determination, those Lenders holding 66 2/3% or more of the Commitment then in effect; or (iv) if there are six or more Lenders under the Loan Papers on any such date of determination, those Lenders holding 51% or more of the Commitment then in effect; and (b) on any date of determination ON OR AFTER the Termination Date; (i) if there are three or fewer Lenders under the Loan Papers on any such date of determination, all Lenders; (ii) if there are only four Lenders under the Loan Papers on any such date of determination, those Lenders holding 51% or more of the Principal Debt, BUT NOT LESS THAN three Lenders;
(iii) if there are only five Lenders under the Loan Papers on any such date of determination, those Lenders holding 66 2/3% or more of the Principal Debt; or
(iv) if there are six or more Lenders on any such date of determination, those Lenders holding 51% or more of the Principal Debt.

         RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, or treasurer of a Person, or, for all purposes under the Loan Papers, any other officer designated from time to time by the Board of Directors of such Person, which designated officer is acceptable to Administrative Agent.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         ROLLING PERIOD means, at any date of determination, (a) occurring on or after the Closing Date until (but not including) the Phase II Commencement Date, the most recently-ended twelve calendar months and (b) occurring on and after the Phase II Commencement Date, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

         RUS/RTB DEBT means all Debt owed by Dobson Telephone or by its predecessor McLoud Telephone Company to the United States of America (acting through the Administrator of the Rural Utilities Services or its predecessor, the Rural Electrification Administration), and the Rural Telephone Bank, including without limitation, that Debt evidenced by that certain Telephone Loan Contract dated November 7, 1958, among Dobson Telephone, the United States of America, and the Rural Telephone Bank, and that certain Telephone Loan Contract dated March 19, 1956, between McLoud Telephone Company and the United States of America and all other agreements evidencing or securing such Debt (each as amended, restated, supplemented, or modified, including without limitation, by that certain Amending Telephone Loan Contract dated as of August 13, 1998).

         SCHEDULE means, UNLESS specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

         SECOND CAPITAL DATE means the date upon which: (a) Borrower has received one or more Capital Contributions after the Closing Date in an aggregate amount of not less than $100,000,000 (inclusive of all Capital Contributions made on or prior to the First Capital Date) from sources OTHER THAN pursuant to the Capital Contribution Agreement (which Capital Contributions shall be in form and substance, and from sources, acceptable to Required Lenders in their sole discretion), (b) no Default or Potential Default then exists or arises, (c) all mandatory prepayments required pursuant to SECTION 3.3(a)(ii) have been paid, and (d) Borrower can demonstrate compliance with the applicable Phase I Leverage Ratio after giving effect to such Capital Contribution and related mandatory prepayments.

         SECURITIES ACT is defined in SECTION 10.7.

         SECURITY AGREEMENT means, individually, and SECURITY AGREEMENTS means, collectively, (a) the Pledge, Assignment, and Security Agreement of each Company, substantially in the form and upon the terms of EXHIBIT D-1, executed and delivered by any Person pursuant to the requirements of the Loan Papers; (b) the Pledge, Assignment, and Security Agreement of Parent, substantially in the form and upon the terms of EXHIBIT D-2, executed and delivered by Parent pursuant to the requirements of the Loan Papers; and (c) any amendments, modifications, supplements, ratifications, or restatements of any Security Agreement made in accordance with the Loan Papers.

         SENIOR NOTES means the 12 1/4% Senior Notes due 2008, issued by Parent pursuant to an Indenture dated as of June 12, 1998, between Parent's predecessor in interest Dobson Wireline, Inc., as issuer, and United States Trust Company of New York, as trustee.

         SIGNIFICANT SALE means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible) by any Company to any other Person (OTHER THAN any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.23(a) through (f)) with respect to which the Net Cash Proceeds realized by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $100,000.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

         SUBJECT MONTH is defined in SECTION 9.3(k).

         SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner or own 50% or more of the issued and outstanding partnership interests.

         SYNDICATION AGENT means CIBC World Markets Corp. and its permitted successors or assigns as "SYNDICATION AGENT" under this Agreement.

         TAX SHARING AGREEMENT means that certain consolidated income tax payment agreement dated February 28, 1997, entered into between Communications and its Subsidiaries.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         TELECOMMUNICATIONS ASSETS means all assets, rights (contractual or otherwise), and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

         TELECOMMUNICATIONS BUSINESS means the business of (a) transmitting or providing services related to the transmission of voice, video, or data through owned or leased transmission facilities; (b) creating, developing, or marketing communications related network equipment, software, and other services for use in a Telecommunications Business; or (c) evaluating, participating, or pursuing any other activity or opportunity that is related to those identified in CLAUSES (a) or (b) above; PROVIDED THAT, the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

         TERMINATION DATE means the EARLIER of either (a) June 30, 2005, or
(b) the effective date of any other termination, cancellation, or acceleration of Lenders' commitments to lend under, and in accordance with, this Agreement.

         TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

         UNRESTRICTED CASH means, solely with respect to the Logix Group, on any date of determination, the aggregate Dollar amount of all immediately-available cash owned by such Person, which cash is not subject to any Liens or claims of third Persons and is unconditionally available for payment of the Obligation.

         VOTING STOCK means securities (as such term is defined in SECTION 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (EXCEPT shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

         WORKING CAPITAL means the SUM of all current assets OTHER THAN cash, LESS the SUM of all current liabilities OTHER THAN the current portion of long term Debt, all as determined in accordance with GAAP.

         1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. UNLESS otherwise specified in the Loan Papers, (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions, (f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2 BORROWING PROVISIONS.

         2.1 COMMITMENTS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Part of one or more Borrowings not to exceed such Lender's Committed Sum, which may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Papers; PROVIDED THAT, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (b) prior to the Second Capital Date, only one Borrowing may be made in any calendar week; (c) each such Borrowing shall be in an amount not less than $2,000,000 or a greater integral multiple of $500,000; (d) on any date of determination, the Commitment Usage shall never exceed the Available Commitment then in effect; and (e) no Default or Potential Default exists or arises as a result of such Borrowing.

         2.2 LC SUBFACILITY.

             (a Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed notice (a "NOTICE OF LC," substantially in the form of EXHIBIT B-3) and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; PROVIDED THAT, (i) on any date of determination and after giving effect to any LC to be issued on such date, the Commitment Usage shall never exceed the Available Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $5,000,000,
         (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing, and (iv) each LC must expire NO LATER than the EARLIER of the 30th day prior to the Termination Date or one year from its issuance; PROVIDED THAT, any LC may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the 30th day prior to the Termination Date) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

             (b Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Part, in such LC, and all Rights of Administrative Agent in respect thereof (OTHER THAN Rights to receive certain fees provided for in SECTION 2.2(c)). Upon the issuance, renewal, or extension of an LC, Administrative Agent shall provide copies of such LC to each other Lender.

             (c In order to induce Administrative Agent to issue and maintain LCs and Lenders to participate therein, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts, and taking similar action in connection with letters of credit; PROVIDED THAT, (x) if Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Borrowing to the extent of availability, and the proceeds of such Borrowing shall be advanced directly to Administrative Agent in payment of Borrower's reimbursement obligation with respect to the draft under the LC; and
         (y) if for any reason, funds are not advanced, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this SECTION 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability of this Agreement or any of the Loan Papers; (B) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (C) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) the occurrence of any Potential Default or Default. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 2.2(e) or otherwise under this Agreement, Administrative Agent shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their ratable share. Interest on any amounts remaining unpaid by Borrower (and unfunded by a Borrowing) under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Administrative Agent at the Default Rate. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, TOGETHER WITH interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

             (d If any draft shall be presented for honor under any LC, Administrative Agent shall promptly notify Borrower of the date and amount of such draft; PROVIDED THAT, failure to give any such notice shall not affect the obligations of Borrower hereunder. Administrative Agent shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Administrative Agent and Lenders shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Company against any beneficiary of any LC or any such transferee; PROVIDED THAT, nothing in this Agreement shall constitute a waiver of Borrower's Rights to assert any claim based upon the gross negligence or wilful misconduct of Administrative Agent or any Lender.

             (e If Borrower fails to reimburse Administrative Agent as provided in SECTION 2.2(c) within 24 hours of the demand therefor by Administrative Agent, Administrative Agent shall promptly notify each Lender of such failure, of the date and amount of the draft paid, and of such Lender's Pro Rata Part thereof. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds such Lender's Pro Rata Part of such unpaid reimbursement obligation, which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by Administrative Agent (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date such amount is paid by such Lender to Administrative Agent. The obligations of Lenders to make payments to Administrative Agent with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (OTHER THAN the gross negligence or wilful misconduct of Administrative Agent) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Papers; (ii) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Administrative Agent, any Lender, or any other
         Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Default.

             (f Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, Borrower agrees to return it to Administrative Agent TOGETHER WITH Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to Administrative Agent and return of such LC to Administrative Agent. Borrower hereby agrees that if Administrative Agent becomes involved in any dispute as a result of Borrower's cancellation of any LC, it shall indemnify Administrative Agent and Lenders for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by Administrative Agent and Lenders as a direct result thereof.

             (g Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and Administrative Agent's sole liability to each Lender with respect to such LCs (OTHER THAN liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.2(c). Each Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (OTHER THAN any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Administrative Agent, Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Company or any Lender. Any action taken or omitted to be taken by Administrative Agent under or in connection with any LC if taken or omitted in the absence of gross negligence or wilful misconduct shall not create for Administrative Agent any resulting liability to any Lender or any Company.

             (h On the Termination Date or upon any demand by Administrative Agent upon the occurrence and during continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Lenders, (i) cash collateral in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% the LC Exposure.

             (i Any cash collateral deposited under CLAUSE (h) above, and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than 90 days from the date of investment

             (j IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES, INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR (B) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT, BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ADMINISTRATIVE AGENT OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH PARTY OR ANY REPRESENTATIVES OF SUCH PARTY. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.2(j) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

             (k Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

         2.3 TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

             (a VOLUNTARY COMMITMENT REDUCTIONS. Without premium or penalty, and upon giving not less than ten Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Commitment; PROVIDED
         THAT: (i) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; (ii) the amount of the Commitment may not be reduced below the Commitment Usage; and (iii) each reduction shall be allocated ratably among Lenders in accordance with their respective Committed Sums. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify Lenders of the proposed cancellation or reduction. Such termination or partial reduction of the Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least ten Business Days after Borrower's delivery of such notice). In the event that the Commitment is reduced to zero at a time when there is no LC Exposure or Principal Debt outstanding, this Agreement shall be terminated to the extent specified in SECTION 13.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

             (b SCHEDULED MANDATORY COMMITMENT REDUCTIONS. Until such time as the Principal Debt has been repaid in full, the Commitment shall be automatically and permanently reduced (and the Principal Debt shall be prepaid for the ratable account of Lenders to the extent required by SECTION 3.3(a)(i)), on the dates shown in the table below by the "COMMITMENT REDUCTION AMOUNT" corresponding to such date of reduction:

         -----------------------------------------------------------------------
             DATE OF REDUCTION                    COMMITMENT REDUCTION AMOUNT
         -----------------------------------------------------------------------
             September 30, 2002                           $1,250,000
         -----------------------------------------------------------------------
             December 31, 2002                            $1,250,000
         -----------------------------------------------------------------------
               March 31, 2003                             $1,250,000
         -----------------------------------------------------------------------
               June 30, 2003                              $1,250,000
         -----------------------------------------------------------------------
             September 30, 2003                           $5,000,000
         -----------------------------------------------------------------------
             December 31, 2003                            $5,000,000
         -----------------------------------------------------------------------
               March 31, 2004                             $5,000,000
         -----------------------------------------------------------------------
               June 30, 2004                              $5,000,000
         -----------------------------------------------------------------------
             September 30, 2004                           $6,250,000
         -----------------------------------------------------------------------
             December 31, 2004                            $6,250,000
         -----------------------------------------------------------------------
               March 31, 2005                             $6,250,000
         -----------------------------------------------------------------------
               June 30, 2005                              $6,250,000
         -----------------------------------------------------------------------

         The Commitment shall be reduced to zero (and all outstanding Principal Debt, TOGETHER WITH accrued and unpaid interest shall be paid in full) on the Termination Date. The amount of any commitment reductions required by this SECTION 2.3(b) shall be further reduced as a result of the application of commitment reductions and prepayments in accordance with SECTIONS 2.3 and 3.3.

             (c OTHER MANDATORY COMMITMENT REDUCTIONS. Until such time as the Principal Debt has been repaid in full, the Commitment shall be reduced (and the Principal Debt shall be prepaid to the extent required by SECTION 3.3(a)(i)) in the amounts and upon the occurrence of the following events:

                (i    Concurrently with any Debt Issuance by any Company, the
             Commitment shall be permanently reduced (and the Principal Debt shall be prepaid to the extent required by SECTION 3.3(a)(i)) by an amount equal to 100% of the Net Cash Proceeds realized by such Company from such Debt Issuance;

                (ii   Concurrently with the consummation of any Significant
             Sale by any Company (which Significant Sale must be otherwise permitted under the Loan Papers or shall have been consented to by Required Lenders), the Commitment shall be permanently reduced (and the Principal Debt shall be prepaid to the extent required by SECTION 3.3(a)(i)) by an amount equal to 100% of the Net Cash Proceeds if such Net Cash Proceeds or any portion thereof have not been reinvested in Telecommunications Assets of the Companies within six months from the date of consummation of such Significant Sale;

                (iii  If a Default or Potential Default exists at the time of any prepayment made pursuant to SECTION 3.3(a)(ii), then the Commitment shall be reduced by the amount of such prepayment.

             (d APPLICATION OF COMMITMENT REDUCTION. All Commitment reductions shall be applied ratably to each Lender's Committed Sum, and shall be applied to the regularly-scheduled Commitment reductions under SECTION 2.3(b) in inverse order of maturities; and if required pursuant to SECTION 3.3(a)(i), Borrower shall also make a mandatory prepayment of the Principal Debt, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and
         (y) any Consequential Loss arising as a result thereof.

         2.4 BORROWING PROCEDURE.  The following procedures apply to all
             Borrowings:

             (a Each Borrowing shall be made on Borrower's notice (a "NOTICE OF BORROWING," substantially in the form of EXHIBIT B-1) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date (which may not occur more frequently than once each calendar week prior to the Second Capital Date), amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, (iii) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the same Business Day for any Base Rate Borrowing, and (iv) shall specify the purpose(s) for which Borrower is requesting such Borrowing, which purposes must be consistent with the uses, projections, and terms set forth in the Benchmark Budget; (PROVIDED THAT if $2,000,000 or more of any requested Borrowing is to be used for Capital Expenditures, Borrower shall attach copies of the invoices supporting such Capital Expenditures to the related Notice of Borrowing). Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing;

             (b Each Lender shall remit its Pro Rata Part of each requested Borrowing to Administrative Agent's principal office in Dallas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, UNLESS Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative

         Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, TOGETHER WITH interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, TOGETHER WITH interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

SECTION 3    TERMS OF PAYMENT.

         3.1 LOAN ACCOUNTS, NOTES, AND PAYMENTS.

             (a The Principal Debt owed to each Lender by each Borrower shall be evidenced by the Notes, one payable to each Lender in the maximum stated principal amount equal to such Lender's Applicable Percentage of the Commitment as of the Closing Date, or, in the case of an Additional Borrower, as of the date such Additional Borrower satisfies the requirements of SECTION 7.4 and SCHEDULE 7.4.

             (b Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in Dallas in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due without setoff, deduction, or counterclaim. Subject to SECTION 3.9 and the definition of "INTEREST PERIOD," whenever any payment under the Loan Papers shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED such payment or prepayment is received by Administrative Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

         3.2 INTEREST AND PRINCIPAL PAYMENTS.

             (a Interest on each Eurodollar Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date; PROVIDED THAT, (i) with respect to Eurodollar Rate Borrowings having an Interest Period in excess of three months, Borrower shall pay interest in arrears on the three month anniversary of the date on which such Interest Period commences, on each three month anniversary thereafter, and on the expiration of each Interest

         Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date.

             (b On the Termination Date, the aggregate Principal Debt then-outstanding shall be due and payable.

         3.3 PREPAYMENTS.

             (a  MANDATORY PREPAYMENTS.

                 (i  On any date of determination if the SUM of the Principal
             Debt PLUS (without duplication) the LC Exposure, exceeds the Available Commitment then in effect, then Borrower shall make a mandatory prepayment of the Principal Debt in at least the amount of such excess, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof.

                 (ii Concurrently with any Equity Issuance or Borrower's receipt of Capital Contribution proceeds, by Borrower, the Principal Debt shall be prepaid by an amount equal to 100% of the proceeds received by Borrower from such Equity Issuance or other Capital Contribution.

         All mandatory prepayments hereunder shall be applied Pro Rata to each Lender's Committed Sum and shall be applied to the regularly-scheduled reductions of the Commitment hereunder in inverse order of maturity.

             (b OPTIONAL PREPAYMENTS. EXCEPT as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt PROVIDED THAT: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on the third Business Day preceding the date of prepayment of any Borrowing, (ii) each such partial prepayment must be in a minimum amount of at least $3,000,000 or a greater integral multiple of $1,000,000 thereof; and
         (iii) Borrower shall pay any related Consequential Loss within ten days after demand therefor. Each notice of prepayment shall specify the prepayment date and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, TOGETHER WITH (unless such prepayment is made with respect to a Base Rate Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. UNLESS a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Principal Debt may be reborrowed by Borrower, subject to the terms and conditions hereof.

         3.4 INTEREST OPTIONS. EXCEPT where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the LESSER of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate PLUS the Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings, AND (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

         3.5 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

         3.6 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         3.7 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the LESSER of the amount of interest which would have accrued if such designated rates had at all times been in effect AND the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

         3.8 INTEREST CALCULATIONS.

             (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

             (b) The provisions of this Agreement relating to the calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

         3.9 MAXIMUM RATE. Regardless of any provision contained in any Loan Paper, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; PROVIDED THAT, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

         3.10 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three, or six months (or other periods, if requested by Borrower and agreed to by all Lenders); PROVIDED, HOWEVER, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (UNLESS such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or UNLESS there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of five Interest Periods shall be in effect at one time.

         3.11 CONVERSIONS. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B-2) of such intent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); PROVIDED THAT, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $2,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing, shall not be available during the occurrence of a Default or a Potential Default.

         3.12 ORDER OF APPLICATION.

              (a) Payments and prepayments of the Obligation shall be applied in the order and manner specified in this Agreement; PROVIDED, HOWEVER, if no order is otherwise specified and no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, third to the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

             (b) If a Default or Potential Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Papers (as used in this SECTION 3.12(b)(i), a "RATABLE PAYMENT" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this SECTION 3.12(b)(ii), "RATABLE PAYMENT" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest under the Loan Papers owed to all Lenders);
         (iii) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing, PROVIDED THAT, such payments shall be allocated ratably among Bank of America, N.A., and the Lenders which have funded their participations in such LC; (iv) to the ratable payment of the Principal Debt (as used in this SECTION 3.12(b)(iv), "RATABLE PAYMENT" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the SUM of the Principal Debt owed to all Lenders; (v) as a deposit with Administrative Agent, for the benefit of Lenders, as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any issued and outstanding LCs issued pursuant to the Agreement; and (vi) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of SECTION 12 and PROVIDED THAT Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Papers.

         3.13 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.14) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         3.14 OFFSET. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Company or any other Guarantor, may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

         3.15 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; PROVIDED THAT, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

         4.1 INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Borrowings (OTHER THAN taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (OTHER THAN the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); PROVIDED, THAT such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

                  (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and SO LONG AS such condition remains in effect, Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

         4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, UNLESS and until such

Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to such conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                  (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this
SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by Lenders and by such Lender are held ratably (as to principal amounts, Types, and Interest Periods) in accordance with their respective Committed Sums.

         4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1) on a date OTHER THAN the last day of the Interest Period for such Borrowing; or

                  (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION
         7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

         4.6 TAXES.

                  (a) Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, EXCLUDING, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii)

         Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

                  (c) Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only SO LONG AS such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "BANK" within the meaning of SECTION 881(c)(3)(a) of the Code, Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "BANK" within the meaning of SECTION 881(c)(3)(a) of the Code and intends to claim an exemption from United States withholding tax under
         SECTION 871(h) or 881(c) of the Code with respect to payments of "PORTFOLIO INTEREST," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of SECTION 881(c) of the Code, is not a 10-percent shareholder (within the meaning of SECTION 871(h)(3)(b) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of SECTION 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001, or 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Paper without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

                  (e) For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Commitment and the payment in full of the Obligation.

SECTION 5 FEES.

         5.1 TREATMENT OF FEES. EXCEPT as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, UNLESS such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

         5.2 ADMINISTRATIVE AND UP-FRONT FEES. Borrower shall pay Administrative Agent and each Lender, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of September 13, 1999.

         5.3 LC FEES. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, in accordance with their respective Pro Rata Parts, a fee for each LC, payable in installments in arrears, SO LONG as such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, and December
31. Each such installment shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings in effect on the date of payment of such fee (and applied on a per annum basis) MULTIPLIED BY (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(f)) for the period for which such installment is due.

         5.4 LC ISSUANCE AND FRONTING FEES. Borrower shall pay Administrative Agent, as the issuer of LCs and for the individual account of Administrative Agent, an LC issuance and fronting fee for each LC,

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

payable in installments in arrears, SO LONG AS such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, and December 31. Each such installment shall be in an amount equal to the product of (a) 0.125% per annum MULTIPLIED BY (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(f)) for the period for which such installment is due. In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments provided for in SECTION 2.2(c).

         5.5 COMMITMENT FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee ("COMMITMENT FEE"), payable in installments in arrears, on each March 31, June 30, September 30, and December 31, and on the Termination Date, commencing September 30, 1999. Each installment shall be, in an amount equal to (a) the Applicable Margin for Commitment Fees MULTIPLIED BY (b) the amount by which (i) the average daily Commitment exceeds (ii) the average daily Commitment Usage, in each case during the period from and including the last payment date to and excluding the payment date for such installment; PROVIDED THAT, each such installment shall be calculated in accordance with SECTION 5.1(f). Any change in the Commitment Fees due to a change in the Applicable Margin for Commitment Fees shall be effective on the effective date of such change in the Applicable Margin for Commitment Fees. Solely for the purposes of this SECTION 5.5, "RATABLE" shall mean, for any period of calculation, with respect to any Lender, that proportion which (x) the average daily unused Committed Sum of such Lender during such period bears to (y) the amount of the average daily unused Commitment during such period.

SECTION 6. SECURITY; GUARANTIES.

         6.1 COLLATERAL. To the extent permitted by applicable Law, to secure full and complete payment and performance of the Obligation, (a) Borrower shall, and shall cause all its present and future direct and indirect Subsidiaries to, grant and convey to, and create in favor of Administrative Agent for the ratable benefit of Lenders, first priority Liens in, to, and on all assets of the Companies as more particularly described in the Collateral Documents, and (b) Parent shall grant and convey to, and create in favor of Administrative Agent for the ratable benefit of Lenders, first priority Liens in, to, and on all capital stock of all its present and future direct Subsidiaries, including Borrower, Dobson Telephone, and Fiber/FORTE, as more particularly described in the Collateral Documents (collectively, the "COLLATERAL"); PROVIDED THAT, no Agent or any Lender hereby assumes or is made the transferee of any obligations of any Company or any other Person regarding any of the Collateral.

         6.2 EXISTING COLLATERAL DOCUMENTS. With respect to the Collateral Documents (as amended through the date hereof, the "EXISTING COLLATERAL DOCUMENTS"), executed by Borrower in favor of Administrative Agent for the ratable benefit of Lenders pursuant to the Existing Agreement, Borrower (i) agrees that the execution and delivery of the Loan Papers shall in no way release, diminish, impair, reduce, or otherwise affect the liens and security interests created by the Existing Collateral Documents, (ii) acknowledges and confirms the continuing existence and effectiveness of the Existing Collateral Documents, and (iii) agrees that the "OBLIGATION" secured by the Existing Collateral Documents shall include the Obligation hereunder.

         6.3 GUARANTIES. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause its direct and indirect Subsidiaries to, and Parent shall, execute and deliver to

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Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C-1, providing for the guarantee of payment and performance of the Obligation.

         6.4 FUTURE LIENS. Promptly after (a) the acquisition of any assets (real, personal, tangible, or intangible) by any Company, but no later than 30 days after such acquisition of assets has, or should have, been reported pursuant to SECTION 9.3(f), (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of any Company, or (c) upon the designation, formation, or acquisition of any new Subsidiary (the assets and stock of such new Subsidiary and the assets described in CLAUSES (a) and (b) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause such other Company to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligation, including, without limitation, any Landlord Consent and Estoppel Certificates in substantially the form of EXHIBIT J that Administrative Agent may request; IT BEING EXPRESSLY UNDERSTOOD that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Papers, and all references to the "COLLATERAL" in the Loan Papers shall include the Additional Assets.

         6.5 RELEASE OF COLLATERAL. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Papers (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and (c) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral; PROVIDED THAT, (i) no such release of Lien shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTIONS 2.3(c) and 3.3 in conjunction with the sale or transfer of such Collateral; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence OTHER THAN the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation, or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies, including (without limitation) the proceeds of any sale, all of which shall continue to constitute Collateral.

         6.6 NEGATIVE PLEDGE. To the extent Administrative Agent and Required Lenders agree to delay, for whatever reason, the perfection or attachment of any Lien granted pursuant to SECTION 6.1, including, without limitation Liens on the assets described on SCHEDULE 6.6, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, OTHER THAN Permitted Liens; IT BEING EXPRESSLY UNDERSTOOD that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

         6.7 DCCLP GUARANTY. As an inducement to Agents and Lenders to enter into this Agreement, DCCLP shall execute and deliver to Administrative Agent the DCCLP Limited Guaranty (substantially in the form and upon the terms of EXHIBIT C-2), guaranteeing up to $50,000,000 of the Obligation; PROVIDED THAT, if no Default or Potential Default then exists or arises, (i) the amount of the Obligation guaranteed by

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DCCLP under the DCCLP Limited Guaranty may be reduced to $20,000,000 on the
First Capital Date, and (ii) the DCCLP Limited Guaranty may terminate on the Second Capital Date.

         6.8 CAPITAL CONTRIBUTION AGREEMENT. DCCLP, Logix, Parent, and Administrative Agent (on behalf of Lenders) shall enter into a Capital Contribution Agreement (substantially in the form and upon the terms of EXHIBIT C-3) providing for, among other things, (i) Parent's agreement to make certain Capital Contributions to Logix in an aggregate amount of up to $20,000,000 upon the occurrence of certain events described in the Capital Contribution Agreement; which Capital Contributions shall be in increments of at least $5,000,000 and, once commenced to be paid, shall continue to be contributed to Borrower no less frequently than every 60 days, (ii) DCCLP's agreement to lend up to $20,000,000 to Parent to facilitate Parent's obligations to make the Capital Contributions described in CLAUSE (i) preceding, and (iii) the subordination of the loan from DCCLP to Parent to the prior payment and performance of Parent's obligations under the Loan Papers.

         6.9 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Paper to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of the Companies, which ownership or control remains exclusively and at all times in the Companies, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to the Companies, or the transfer of control of the Companies within the meaning of SECTION 310(d) of the Communications Act; and (b) Administrative Agent shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to this Agreement or any other Loan Paper that would constitute or result in any assignment of any Authorization or any change of control of the Companies, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION 7 CONDITIONS PRECEDENT.

         7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, UNLESS Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1.

         7.2 CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION. On or prior to the consummation of any Acquisition (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.2 by no later than the dates specified for satisfaction of such conditions on SCHEDULE 7.2. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.2 must be satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with the consummation of the Acquisition, the conditions set forth in SECTIONS 7.2 and 7.3 must be satisfied prior to the making of any such Borrowing.

         7.3 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTIONS 7.1 and 7.2, Lenders will not be obligated to fund any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, UNLESS on the date of such Borrowing (and after giving

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

effect thereto): (a) Administrative Agent shall have timely received therefor a Notice of Borrowing or a Notice of LC (TOGETHER WITH the applicable LC Agreement), as the case may be; (b) Administrative Agent shall have received, as applicable, the LC fees provided for in SECTIONS 5.3 AND 5.4; (c) all of the representations and warranties of any Loan Party (and, if prior to the Second Capital Date, DCCLP) set forth in the Loan Papers are true and correct in all material respects (EXCEPT to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Papers); (d) no change in the financial condition, business operations, or prospects of any Loan Party (and, if prior to the Second Capital Date, DCCLP) which could be a Material Adverse Event shall have occurred; (e) no Default or Potential Default shall have occurred and be continuing; (f) the funding of such Borrowings and issuance of such LC, as the case may be, are permitted by Law; (g) evidence satisfactory to Administrative Agent that such Borrowing may be made without violating the terms of the Senior Notes; (h) in the event all or any part of the proceeds of the Borrowing will be used to finance a loan, advance, or Distribution to Parent to the extent permitted by SECTIONS 9.20 or 9.21, Administrative Agent shall have received all such certifications, financial information, and projections as Administrative Agent may reasonably request; and (i) all matters related to such Borrowing must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for such Borrowing. Each Notice of Borrowing and LC Agreement delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, UNLESS Required Lenders specifically waive each such item in writing.

         7.4 CONDITIONS PRECEDENT TO ADDITIONAL BORROWER. No Person shall become an Additional Borrower until (a) such proposed Additional Borrower has been approved in writing by Required Lenders and has entered into all such supplemental agreements to the Loan Papers as are required by Administrative Agent, (b) such Additional Borrower and each other Loan Party (and, if prior to the Second Capital Date, DCCLP) shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.4 by no later than the dates specified for satisfaction of such conditions on SCHEDULE 7.4. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.4 must be satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with any Person becoming an Additional Borrower, the conditions set forth in SECTION 7.3 must be satisfied prior to the making of any such Borrowing.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Borrower and each other Loan Party jointly and severally (as to themselves and their respective Subsidiaries) represent and warrant to Administrative Agent and Lenders as follows:

         8.1 PURPOSE OF CREDIT. Borrower will use (or will loan such proceeds to its Companies to so use) all proceeds of Borrowings for one or more of the following: (a) to finance Permitted Acquisitions; (b) to finance Capital Expenditures contemplated by and incurred consistently with the Benchmark Budget; (c) for working capital and general corporate purposes of the Companies contemplated by and incurred consistently with the Benchmark Budget; (d) to make certain Distributions and loans and advances to Parent to the extent permitted by SECTIONS 9.20 and 9.21; (e) if Dobson Telephone becomes an Additional Borrower, to repay the

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

RUS/RTB Debt; and (f) for other lawful general corporate purposes to the extent consistent with the Benchmark Budget. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of REGULATIONS T, U, and X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

         8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Loan Party is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). Each Loan Party is duly qualified to transact business and is in good standing in (i) Texas and Oklahoma and (ii) in each other jurisdiction where the nature and extent of its business and properties require the same. Each Loan Party possesses all Authorizations, and grants of authority, including, without limitation, any Authorization issued by the FCC or any PUC (all of which are described on SCHEDULE 8.2) which are necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof, or contesting the validity thereof, EXCEPT where failure could not be a Material Adverse Event.

         8.3 SUBSIDIARIES; CAPITAL STOCK. The Loan Parties have no Subsidiaries EXCEPT as disclosed on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). All of the outstanding shares of capital stock (or similar voting interests) of each Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers), free and clear of any Liens, restrictions, claims, or rights of another Person, OTHER THAN Permitted Liens, and none of such shares owned by any Party is subject to any restriction on transfer thereof EXCEPT for restrictions imposed by securities Laws and general corporate Laws. No Loan Party has outstanding any warrant, option, or other right of any Person to acquire any of its capital stock or similar equity interests.

         8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Loan Party of each Loan Paper to which it is a party and the performance by such Loan Party of its obligations thereunder (a) are within the corporate or partnership power of such Loan Party, (b) will have been duly authorized by all necessary corporate or partnership action on the part of such Loan Party when such Loan Paper is executed and delivered, (c) require no Authorization, waiver, formal exemption from, or other action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Paper), EXCEPT such actions which if not taken could not be a Material Adverse Event, (d) will not violate any provision of the charter, bylaws, or partnership agreement of such Loan Party, (e) will not violate any provision of Law applicable to it, OTHER THAN such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, OTHER THAN such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Loan Party, OTHER THAN as contemplated by this Agreement. The Companies have (or will have upon consummation thereof) all necessary Authorizations, exemptions, filings, declarations, regulations, consents, and approvals of any Person or Governmental Authority required to be obtained in order to effect any Permitted Acquisition, asset transfer, change of control, merger, or consolidation permitted by the Loan Papers, EXCEPT those consents, approvals,

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

Authorizations, exemptions, filings, declarations, or registrations, the failure of which to obtain would not be a Material Adverse Event and would not reasonably be expected to impair the value of the Companies or the benefit to be derived from any such transaction.

         8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, EXCEPT as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Parent and its Subsidiaries, the Logix Group, Dobson Telephone and its Subsidiaries, the Fiber Business, and the CLEC Business, as the case may be, as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of Parent or any Subsidiary of Parent, Logix or any Subsidiary of Logix, or Dobson Telephone or any Subsidiary of Dobson Telephone, as of the date or dates of their respective Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. EXCEPT for transactions directly related to, or specifically contemplated by, the Loan Papers, there have been no changes in the consolidated financial condition of Parent or any Subsidiary of Parent, Logix or any Subsidiary of Logix, Dobson Telephone or any Subsidiary of Dobson Telephone, the Fiber Business, or the CLEC Business from that shown in their respective Current Financials after such date which could be a Material Adverse Event, nor has Parent, any Subsidiary of Parent, Logix, any Subsidiary of Logix, Dobson Telephone, or any Subsidiary of Dobson Telephone incurred any liability (including, without limitation, any liability under any Environmental
Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

         8.7 LITIGATION, CLAIMS, INVESTIGATIONS. No Loan Party is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Loan Party, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Loan Party having a value (individually or collectively) of $1,000,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Loan Party in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Loan Party, or which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Loan Party that could be a Material Adverse Event.

         8.8 TAXES. All Tax returns of each Loan Party required to be filed have been filed (or extensions have been granted) prior to delinquency, and all Taxes imposed upon each Loan Party which are due and payable have been paid prior to delinquency, OTHER THAN Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(vi)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

         8.9 ENVIRONMENTAL MATTERS. No Loan Party (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Loan Party that could be a Material Adverse Event, (b) knows of any violation by any Loan Party of any Environmental Law, EXCEPT for such violations that could not be a Material Adverse

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Event, or (c) knows that any Loan Party is under any obligation to remedy any violation of any Environmental Law, EXCEPT for such obligations that could not be a Material Adverse Event; PROVIDED, HOWEVER, that each Loan Party (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

         8.10 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in SECTION 302 of ERISA and SECTION 412 of the Code, (b) neither Parent nor Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under TITLE IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Parent nor Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) neither Parent nor Borrower has engaged in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code) which would be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan. The present value of all benefit liabilities within the meaning of TITLE IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee Plan) did not, as of the last annual valuation date for the 1998 plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of TITLE IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the 1998 plan year of each such Plan, exceed the value of the assets of all such plans. The present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination) does not exceed the value of the assets of such Employee Plan.

         8.11 PROPERTIES; LIENS. Each Loan Party has good and marketable title to all its property reflected on the Current Financials, EXCEPT (a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which, when considered in the aggregate, would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Papers. Notwithstanding any terms in that certain agreement entered into on or about March 9, 1990, between AT&T Communications, Inc., and Dobson Fiber Company, Inc., to the contrary, Logix has good and marketable title to the fiber-optic cable described in that agreement without the need for any conveyance of title or further agreement or action by AT&T or otherwise. As of the Closing Date, no less than sixty-five percent of the revenues of Logix are generated from the Houston, Texas, market. EXCEPT for Permitted Liens, there is no Lien on any property of any Loan Party, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property. The CLEC Business utilizes the fiber-optic cable extending from Amarillo, Texas, to Oklahoma City, Oklahoma in its operations.

         8.12 GOVERNMENT REGULATIONS. No Loan Party is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (OTHER THAN REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

         8.13 TRANSACTIONS WITH AFFILIATES. EXCEPT as permitted in SECTION 9.14, no Loan Party is a party to a material transaction with any of its Affiliates (excluding transactions between or among Companies), OTHER THAN transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Loan Party could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

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

         8.14 DEBT. No Company is an obligor on any Debt OTHER THAN Permitted Debt. Parent is not an obligor on any Debt, OTHER THAN Debt disclosed in its audited Financial Statements for fiscal year ended December 31, 1998, which Financial Statements were delivered to Lenders on or prior to the Closing Date. As of the Closing Date, the outstanding principal amount of the RUS/RTB Debt does not exceed $37,500,000.

         8.15 MATERIAL AGREEMENTS; MANAGEMENT AGREEMENTS. SCHEDULE 8.15 sets forth a list of all Material Agreements, and there exists no material default under any of such contracts. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which any Loan Party is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Loan Party thereunder which could be a Material Adverse Event. No Loan Party is a party to any management or consulting agreement for the provision of services to it, EXCEPT as described on SCHEDULE 8.15.

         8.16 INSURANCE. Each Loan Party maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

         8.17 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Loan Party that could be a Material Adverse Event. Hours worked by and payment made to employees of the Loan Parties have not been in violation of the FAIR LABOR STANDARDS ACT or any other applicable Law dealing with such matters, OTHER THAN any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on its books, OTHER THAN any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event.

         8.18 SOLVENCY. At the time of each Borrowing hereunder, and on the dates of each Permitted Acquisition, each Loan Party is (and after giving effect to the transactions contemplated by the Loan Papers, any Permitted Acquisition, and any incurrence of additional Debt, will be) Solvent.

         8.19 INTELLECTUAL PROPERTY. Each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. A list of all the intellectual property rights of each Company is set forth in ANNEX B to each Security Agreement executed by such Company pursuant to the Loan Papers. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, OTHER THAN any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, constitute a Material Adverse Event, EXCEPT as described on SCHEDULE 8.19.

         8.20 COMPLIANCE WITH LAWS. No Loan Party is in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC), OTHER THAN such violations which could not, individually or collectively, be a Material Adverse Event. No Loan Party has received notice alleging any noncompliance with any Laws, EXCEPT for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

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         8.21     PERMITTED ACQUISITIONS.

                  (a) VALIDITY. With respect to any Permitted Acquisitions, each Company party thereto has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or partnership agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by such Companies (as the case may be) for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms.

                  (b) NO VIOLATIONS. With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, and will not violate any provisions of the articles of incorporation and bylaws or partnership agreements of the Companies, or constitute a default under any agreement by which any Company or its respective property may be bound.

         8.22 REGULATION U. "MARGIN STOCK" (as defined in REGULATION U) constitutes less than 25% of those assets of any Loan Party which is subject to any limitation on sale, pledge, or other restrictions hereunder.

         8.23 TRADENAMES. EXCEPT as disclosed on SCHEDULE 8.23, no Loan Party has used or transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

         8.24 YEAR 2000 COMPLIANCE. The Loan Parties have (i) initiated a review and assessment of all areas within their business and operations that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Loan Parties may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented in all material respects that plan in accordance with that timetable.

         8.25 NO DEFAULT. No Default or Potential Default exists or will arise as a result of any Borrowing hereunder.

         8.26 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Papers or the financial condition, business, or property of any Loan Party or their respective Subsidiaries which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company to any Lender or Administrative Agent in connection with the Loan Papers was, and all such information hereafter furnished by any Company to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

         8.27 SENIOR NOTES. Parent has used proceeds of the Senior Notes solely for the following purposes: Capital Contributions to Logix, the purchase of the Pledged Government Securities, and the payment of fees and expenses incurred in connection with the issuance of the Senior Notes.

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         8.28 BENCHMARK BUDGET. The Benchmark Budget for each Loan Party has been prepared for the period from the Closing Date through the Termination Date (the "REPORTED PERIOD") and includes (i) projected revenues for each calendar month during the Reported Period and (ii) all estimated costs and expenses during each calendar month in the Reported Period which are incident directly or indirectly to the construction, development, and operation of the Fiber Business, the CLEC Business, or the rural telephone business of Dobson Telephone (as the case may be). After taking into account the requirements of the Loan Papers, the Benchmark Budget for the CLEC Business includes all costs and expenses incident to the construction, development, and operation of fiber optic telecommunications systems to be owned and operated by the Logix Group as a competitive local exchange carrier in designated metropolitan areas. Each Benchmark Budget has been prepared by the appropriate entity based on assumptions which have been disclosed to Lenders and which, in light of historical performance of such entity and its Subsidiaries and their prospects for the future, are realistic and achievable.

SECTION 9 COVENANTS. Each of Loan Party covenants, and agrees, (and agrees to cause its ERISA Affiliates with respect to SECTION 9.10) to perform, observe, and comply with each of the following covenants, from the Closing Date and SO LONG THEREAFTER AS Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, UNLESS Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         9.1 USE OF PROCEEDS. Each Borrower shall use (and shall cause each other Company to use) the proceeds of Borrowings only for the purposes represented herein and, where required, in a manner contemplated by, and consistent with, the applicable Benchmark Budget.

         9.2 BOOKS AND RECORDS. Parent and the Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         9.3 ITEMS TO BE FURNISHED. Parent and each Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

                  (a) Promptly after preparation, and (UNLESS otherwise specified) no later than 90 days after the last day of each fiscal year of Parent, Logix, Dobson Telephone, and each other Additional Borrower, Financial Statements showing the consolidated (and, in the case of Parent and its Subsidiaries, EXCEPT with respect to the cash flow statements, consolidating) financial condition and results of operations calculated separately for each of (w) Parent and its Subsidiaries, (x) the Logix Group (including separate balance sheets and statements of operations for each of the Fiber Business and the CLEC Business, in form and substance satisfactory to Agents), (y) Dobson Telephone and its Subsidiaries, and (z) each Additional Borrower and its Subsidiaries as of, and for the year ended on, such day, each accompanied by:

                           (i) the unqualified opinion of a firm of
                  nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements calculated with respect to Parent and its Subsidiaries were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of Parent and its Subsidiaries;

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                           (ii) any management letter prepared by such
                  accounting firm (PROVIDED THAT, such letter shall be furnished to Administrative Agents when received, but in no event later than 150 days after the last day of the applicable fiscal year);

                           (iii) a certificate from such accounting firm to
                  Administrative Agent, indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

                           (iv) with respect to the Financial Statements of
                  Parent, The Logix Group, Dobson Telephone and its Subsidiaries, and each Additional Borrower delivered pursuant to this SECTION 9.3(a), a Compliance Certificate.

                  (b) From the Closing Date until the Phase II Notice Date, promptly after preparation thereof, and no later than 30 days after the last day of each calendar month, Financial Statements of Parent, Logix, Dobson Telephone, and any other Additional Borrower, showing the consolidated (and, in the case of Parent and its Subsidiaries, EXCEPT with respect to the cash flow statements, consolidating) financial condition and results of operations calculated for the Parent and its Subsidiaries, the Logix Group (including separate balance sheets and statements of operations for the Fiber Business and for the CLEC Business, in form and substance satisfactory to Agents), Dobson Telephone and its Subsidiaries, and each other Additional Borrower and its Subsidiaries (as the case may be), for such calendar month and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a (y) Compliance Certificate with respect to such Financial Statements, executed by a Responsible Officer of Parent, Logix, Dobson Telephone, and each Additional Borrower (if any).

                  (c) Promptly after preparation, and no later than 45 days after the last day of each of the first three fiscal quarters of each fiscal year of Parent, Logix, Dobson Telephone, and any other Additional Borrower, Financial Statements showing the consolidated (and, in the case of Parent and its Subsidiaries, EXCEPT with respect to the cash flow statements, consolidating) financial condition and results of operations calculated for the Parent and its Subsidiaries, the Logix Group (including separate balance sheets and statements of operations for the Fiber Business and for the CLEC Business, in form and substance satisfactory to Agents), Dobson Telephone and its Subsidiaries, and each other Additional Borrower and its Subsidiaries (as the case may be), for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a (y) Compliance Certificate with respect to such Financial Statements, executed by a Responsible Officer of Parent, Logix, Dobson Telephone, and each Additional Borrower (if any).

                  (d) (i) With respect to all statements of operation delivered pursuant to SECTION 9.3(a), (b), or (c) preceding, a comparison to the Benchmark Budget for each such period and an explanation of any variances from the applicable Benchmark Budget; and (ii) additionally, on or prior to March 31 of each fiscal year of Parent, Logix, Dobson Telephone, and any other Additional Borrower, an operating budget (in form and substance satisfactory to Agents) for each such entity and its Subsidiaries for such fiscal year (including separate operating budgets for the Fiber Business and for the CLEC Business), each accompanied by a certificate executed by a Responsible Officer of the appropriate entity, certifying that such operating budget was prepared by such entity based on assumptions which, in light of the historical performance of such entity and its Subsidiaries and their prospects for the future, are realistic and achievable; PROVIDED THAT, notwithstanding the delivery of such operating budgets, no Benchmark Budget may be amended or modified (or amounts thereunder reallocated) without the prior written consent of Required Lenders.

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

                  (e) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to Parent.

                  (f) Notice, promptly after Parent or any Borrower knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $1,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Loan Party or Subsidiary of Parent having a value (individually or collectively) of $1,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, (iii) a Default or Potential Default specifying the nature thereof and what action any Loan Party (or, if prior to the Second Capital Date, DCCLP) has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Loan Party or Subsidiary of Parent of any notice from any Governmental Authority of the expiration without renewal, termination, material modification, or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Loan Party or Subsidiary of Parent is required to hold in order to operate its business in compliance with all applicable Laws, OTHER THAN such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Loan Party or Subsidiary of Parent (or, if prior to the Second Capital Date, DCCLP) which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any Loan Party or Subsidiary of Parent,
         (vi) the receipt by any Loan Party or Subsidiary of Parent of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event, (vii) (A) the occurrence of a Reportable Event that, alone or TOGETHER WITH any other Reportable Event, could reasonably be expected to result in liability of any Loan Party or Subsidiary of Parent to the PBGC in an aggregate amount exceeding $1,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) any Loan Party's or their ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; (D) the receipt by any Loan Party or an ERISA Affiliate or any Loan Party from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $1,000,000 or of the impending termination or reorganization of such Multiemployer Plan; or (E) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Loan Party; or
         (viii) any material, or potentially material, inaccuracy in any Benchmark Budget.

                  (g) Promptly (but in no event later than the last Business Day of the calendar month in which such change occurs) after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any annexes to any of the Collateral Documents becomes outdated or incorrect or requires supplementation in any material respect, such revised or updated Schedule(s) or annexes as may be necessary or appropriate to update or correct such information or disclosures; PROVIDED THAT, (i) no deletions may be made to any annexes describing Collateral in any of the Collateral Documents or to
         SCHEDULE 8.15 to this Agreement describing Material Agreements UNLESS approved by Required Lenders and (ii) in the case of SCHEDULES 6.6, 8.19, 9.13, and 9.14, the information thereon shall not be deemed accepted for purposes of the Loan Papers and shall not become part of the Loan Papers unless approved by Required Lenders.

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

                  (h) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Loan Party or any Subsidiary of a Loan Party with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

                  (i) Promptly after the filing thereof, a true, correct, and complete copy of each FORM 10-K, FORM 10-Q, and FORM 8-K filed by or on behalf of any Loan Party or any Subsidiary of a Loan Party with the Securities and Exchange Commission.

                  (j) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Loan Party or any Subsidiary of a Loan Party (including, without limitation, status reports concerning progress of implementation of its plan for addressing the Year 2000 Problem), and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

                  (k) Promptly after preparation, and no later than 30 days after the last day of each calendar month (the "SUBJECT MONTH"), a management report (substantially in the form of EXHIBIT E-5), discussing the financial results, comparing actual performance results to the Benchmark Budget for the Subject Month and outlining principal changes in trends affecting each market, and separately detailing as of the last day of the Subject Month, among other things, (i) the total number of Access Lines, CLEC Resale Access Lines, CLEC UNE-P Access Lines, and CLEC On-Switch Access Lines; (ii) average gross margins for each long distance, data transmission, and local business segment;
         (iii) Operating Cash Flow for each market served by each business segment; (iv) sales employee turnover during such period and for the Subject Month from the beginning of the then-current fiscal year to such last day; (v) descriptions of all Capital Expenditures made during the Subject Month; and (vi) a status report of Companies' efforts to raise the necessary capital to satisfy the requirements of the First Capital Date and the Second Capital Date.

                  (l) Promptly after preparation, but no later than 30 days after the last day of each calendar month, a Borrowing Base Report.

         9.4 INSPECTIONS. Upon reasonable notice, each Loan Party shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of such Loan Party, from time to time, during reasonable business hours.

         9.5 TAXES. Each Loan Party (a) shall promptly pay when due any and all Taxes OTHER THAN Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed, (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees UNLESS a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Lenders immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Loan Party of its intention to commence an audit or investigation with respect to any Taxes of any kind due or alleged to be due from any Loan Party.

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         9.6 PAYMENT OF OBLIGATIONS. Each Borrower, jointly and severally, agrees to pay the Obligation in accordance with the terms and provisions of the Loan Papers. Each Loan Party (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations--OTHER THAN the Obligation--are being contested in good faith by appropriate proceedings), and (b) shall not (i) make any voluntary prepayment of principal of, or interest on, any other Debt (OTHER THAN the Obligation), whether subordinate to the Obligation or not or (ii) use proceeds from the Borrowings to make any payment or prepayment of principal of, or interest on, or sinking fund payment in respect of any other Debt of any Loan Party, EXCEPT as permitted in SECTIONS 9.21 and 9.22. No Loan Party shall make any payment on any subordinated debt when it violates the subordination provisions thereof.

         9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. EXCEPT as otherwise permitted by SECTION 9.25, each Loan Party shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Loan Parties to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

         9.8 INSURANCE. The Loan Parties shall, at their sole cost and expense, keep and maintain the Collateral owned by each such Loan Party insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in a form, with such deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Loan Parties and acceptable to Administrative Agent, and all such policies shall be in such amount as may be satisfactory to Administrative Agent. On the Closing Date and thereafter as each policy is renewed and extended, the Loan Parties shall deliver to Administrative Agent a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent for the benefit of Lenders. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance companies will give Administrative Agent at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Loan Party or any other Person shall affect the Right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Loan Party so insured may retain such insurance if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds; PROVIDED, HOWEVER, that any insurance proceeds not used for repair or replacement in accordance herewith, UNLESS paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Administrative Agent for application as a mandatory prepayment on the Obligation.

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         9.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Loan Party shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Paper.

         9.10 EMPLOYEE BENEFIT PLANS. No Loan Party shall, directly or indirectly, engage in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code), and the Loan Parties, and their respective ERISA Affiliates shall not, directly or indirectly, (a) incur any "ACCUMULATED FUNDING DEFICIENCY" as such term is defined in SECTION 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to TITLE IV of ERISA, (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal would result in liability on the part of any Loan Party (individually or collectively) in excess of $1,000,000, or (d) the occurrence of any condition for the imposition of a Lien in favor of the PBGC on the assets of the Company.

         9.11 ENVIRONMENTAL LAWS. Each Loan Party shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Loan Party or at any facility operated by any Loan Party to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and (c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Loan Party arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

         9.12 DEBT AND GUARANTIES.

                  (a) No Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

                           (i)   The Obligation;

                           (ii) Debt incurred by Borrower under any Financial Hedge with any Lender or any Affiliate of Lender;

                           (iii) Trade accounts payable which are for goods
                  furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms that are not more than 90 days past due;

                           (iv)  Debt between Companies; and

                           (v) Other Debt arising not to exceed $5,000,000 in the aggregate on any date of determination.

                  (b) No Company shall guarantee or assume or agree to become liable in any way, either directly or indirectly, for any Debt of others, EXCEPT (i) endorsements of checks or drafts in the ordinary course of business, and (ii) the obligations of the Companies under the Guaranties.

         9.13 LIENS.  No Company will, directly or indirectly:

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                  (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, OTHER THAN the Loan Papers, or

                  (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

                           (i)  Liens securing the Obligation;

                           (ii) Pledges or deposits made to secure payment of
                  worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

                           (iii) Good-faith pledges or deposits made to secure
                  performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies;

                           (iv) Encumbrances consisting of zoning restrictions,
                  easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                           (v) Liens of landlords or of mortgagees of landlords,
                  arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business; and

                           (vi) The following, SO LONG AS the validity or amount
                  thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (A) claims and Liens for Taxes (OTHER THAN Liens relating to Environmental Laws or ERISA);
                  (B) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (C) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens.

         9.14 TRANSACTIONS WITH AFFILIATES. EXCEPT as set forth on SCHEDULE 9.14, no Loan Party shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Loan Parties), OTHER THAN
(a) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Loan Party could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, or (b) transactions between the Loan Parties on terms of the kind customarily employed to allocate charges among members of a consolidated group of entities, in each such case, that are fair and reasonable to the Loan Parties, PROVIDED THAT, with respect to such transactions permitted in CLAUSE
(b), the aggregate consideration for such transactions for all Loan Parties does not exceed $1,000,000 in any calendar year.

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         9.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Loan Party shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Loan Party shall violate the provisions of its charter, bylaws, or partnership agreement, or modify, repeal, replace, or amend any provision of its charter, bylaws, or partnership agreement, if such action could adversely affect the Rights of Lenders.

         9.16 PERMITTED ACQUISITIONS, SUBSIDIARY GUARANTIES, AND COLLATERAL DOCUMENTS. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on SCHEDULE 7.2, on or before the date specified on such Schedule for each such item. Borrower shall cause each Subsidiary that becomes a Subsidiary of any Company after the Closing Date (whether as a result of acquisition, merger, creation, or otherwise), (a) to execute a Guaranty on the date such entity becomes a Subsidiary of a Company and promptly deliver (but in no event later than ten days following consummation of such creation, acquisition, or merger) such Guaranty to Administrative Agent and (b) to execute and deliver to Administrative Agent all required Collateral Documents creating Liens in favor of Administrative Agent on all the assets of such Subsidiary.

         9.17 ASSIGNMENT. No Loan Party shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         9.18 FISCAL YEAR AND ACCOUNTING METHODS. No Loan Party will change its fiscal year for book accounting purposes or its method of accounting, OTHER THAN
(a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

         9.19 GOVERNMENT REGULATIONS. No Loan Party will conduct its business in such a way that it will become subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (OTHER THAN REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

         9.20 LOANS, ADVANCES, AND INVESTMENTS. No Company shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, OTHER THAN:

                  (a) Cash Equivalents;

                  (b) Permitted Acquisitions;

                  (c) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms; and

                  (d) Loans, advances, extensions of credit, capital contributions, and other investments between Loan Parties or to any "RESTRICTED SUBSIDIARY" (as such term is defined in the Senior Notes) of Parent; PROVIDED THAT, no such loans, advances, extensions of credit, capital contributions, or investments to Parent or any such Restricted Subsidiary of Parent (OTHER THAN the Companies) may be made if a Potential Default or Default then exists or arises as a result of any failure to make required payments (whether by its terms, by acceleration, or otherwise) under, or any noncompliance with any financial covenant in, any Loan Paper.

         9.21 DISTRIBUTIONS. No Loan Party may directly or indirectly declare, make, or pay any Distribution, OTHER THAN:

                  (a) Distributions declared, made, or paid by Parent or any Borrower wholly in the form of its capital stock;

                  (b) Distributions to another Loan Party or to any "RESTRICTED SUBSIDIARY" (as such term is defined in the Senior Notes) of Parent; PROVIDED THAT, no such Distributions to Parent or any such Restricted Subsidiary of Parent (OTHER THAN the Companies) may be made if a Potential Default or Default then exists or arises as a result of any failure to make required payments (whether by its terms, by acceleration, or otherwise) under, or any noncompliance with any financial covenant in, any Loan Paper; or

                  (c) The repurchase of non-voting stock or equity securities of Parent upon the termination, death, disability, or retirement of any employee of any Loan Party, SO LONG AS the amount paid by all Loan Parties for such stock repurchases consummated on or after the Closing Date shall not exceed $1,000,000 in the aggregate.

Notwithstanding the foregoing, Distributions are permitted hereunder only to the extent such Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

         9.22 RESTRICTIONS ON SUBSIDIARIES. No Subsidiary of any Borrower or of any Guarantor (OTHER THAN DCCLP) shall enter into or permit to exist any material arrangement or agreement (OTHER THAN the Loan Papers and the Senior Notes) which directly or indirectly prohibits any such Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Company, (b) paying any Debt owed to Borrower or any other Company, (c) making loans, advances, or investments to Borrower or any other Company, or (d) transferring any of its property or assets to Borrower or any other Company.

         9.23 SALE OF ASSETS. No Company shall sell, assign, transfer, or otherwise dispose of any of its assets, OTHER THAN (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets, (e) sale, leases, or other disposition among Companies to a Company; (f) if no Default or Potential Default then exists or arises as a result thereof, sales of assets other than those in CLAUSES (a) through (e) and CLAUSE (g) (PROVIDED THAT, the fair market value of all assets sold pursuant to this CLAUSE (f) (i) does not exceed $5,000,000 in the aggregate from the Closing Date to any date of determination, and (ii) does not exceed $750,000 in any calendar year); and (g) sales by Logix of the indefeasible right to use up to 12 strands of any 18 strands of Dark Fiber under commercially reasonable terms (PROVIDED THAT, (i) the total sales price for all assets sold pursuant to this CLAUSE (g) does not exceed $8,000,000 from the Closing Date to any date of determination, and (ii) up to $500,000 in Capital Expenditures for "MAKE READY" costs in connection with such sales shall not be considered in the calculation of Capital Expenditures for determining compliance with SECTION 9.29(b)).

         9.24 SALE-LEASEBACK FINANCINGS. No Company will enter into any sale-leaseback arrangement with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

         9.25 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. No Company will, directly or indirectly, merge or consolidate with any other Person, OTHER THAN (a) as a result of a Permitted Acquisition, (b) mergers or consolidations involving any Borrower if such Borrower is the surviving entity, (c) mergers among Wholly-owned Companies; PROVIDED THAT, with respect to CLAUSE (a), (b), and (c), in any merger involving Logix (including a Permitted Acquisition effected as a merger), Logix must be the surviving entity, and in any merger involving any other Company OTHER THAN Logix (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity. Neither Parent or Dobson Telephone will, directly or indirectly, merge or consolidate with any other Person OTHER THAN Logix. No Loan Party shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), OTHER THAN liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 9.25. No Loan Party may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any Subsidiary of such entity, EXCEPT for sales, leases, transfers, or other such distributions to another Loan Party.

         9.26 NEW BUSINESS. No Loan Party will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Closing Date.

         9.27 AFFILIATE SUBORDINATION AGREEMENTS. The Companies shall, simultaneously with the creation of any and all future Debt of any Loan Party to any one or more Affiliates, cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an agreement, substantially in the form of EXHIBIT H, subordinating the payment of such Debt to the payment of the Obligation.

         9.28 AMENDMENTS TO DOCUMENTS. No Company shall (a) amend or permit any amendments to any Company's Articles of Incorporation or Bylaws or any Partnership Agreement as in effect on the date of this Agreement, if such action could adversely affect the Rights of Lenders; (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Papers), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Papers; or (c) amend or permit any amendments to (i) any lease agreement relating to any switch sites or network operation facilities, (ii) the agreement entered into on or about March 9, 1990, between AT&T Communications, Inc., and Dobson Fiber Company, Inc., (iii) any agreements between ACE*COM Corporation and Logix, if any such amendments to the agreements described in CLAUSES (i),
(ii), and (iii) could adversely affect any Rights of any Lender, any Liens of any Lender on the Collateral, or any Rights to assign such agreements, or
(iv) the Capital Contribution Agreement, including but not limited to any provisions concerning the subordinated loan evidenced thereby.

         9.29 FINANCIAL COVENANTS.

              (a) BENCHMARK BUDGET COVENANTS. At all times (calculated at any date of determination [each a "COMPLIANCE DATE"] (i) for the three-calendar month period most recently ended at any Compliance Date occurring prior to December 31, 2000, and (ii) for the fiscal quarter then most recently ended at any Compliance Date occurring on or after December 31, 2000):

                  (i) MINIMUM CLEC REVENUES. The revenues of the CLEC Business shall not be less than 80% (if the applicable Compliance Date is prior to July 1, 2000) or 85% (if the applicable Compliance Date is on or after July 1, 2000) of the revenues projected for such period of determination in the Benchmark Budget for the CLEC Business.

                  (ii) MAXIMUM OPERATING CASH FLOW LOSSES OF THE CLEC BUSINESS. The Operating Cash Flow losses of the CLEC Business shall not be greater than 120% (if the applicable Compliance Date is prior to July 1, 2000) or 115% (if the applicable Compliance Date is on or after July 1, 2000) of the losses (if any) projected for such period of determination in the Benchmark Budget for the CLEC Business.

                  (iii) MINIMUM OPERATING CASH FLOW OF THE CLEC BUSINESS. The
              Operating Cash Flow of the CLEC Business shall not be less than 80% (if the applicable Compliance Date is prior to July 1,
              2000) or 85% (if the applicable Compliance Date is on or after July 1, 2000) of the Operating Cash Flow projected for such period of determination in the Benchmark Budget for the CLEC Business.

                  (iv) MINIMUM CLEC ACCESS LINES. The number of CLEC Access Lines shall not be less than 80% (if the applicable Compliance Date is prior to July 1, 2000) or 85% (if the applicable Compliance Date is on or after July 1, 2000) of the number of CLEC Access Lines projected for such period of determination in the Benchmark Budget for the CLEC Business.

                  (v) MINIMUM DOBSON TELEPHONE OPERATING CASH FLOW. The Operating Cash Flow of Dobson Telephone and its Subsidiaries shall not be less than 90% of the Operating Cash Flow projected for such period of determination in the Benchmark Budget for Dobson Telephone.

                  (vi) MINIMUM FIBER BUSINESS OPERATING CASH FLOW. The Operating Cash Flow of the Fiber Business shall not be less than 90% of the Operating Cash Flow projected for such period of determination in the Benchmark Budget for the Fiber Business.

              (b) MAXIMUM CAPITAL EXPENDITURES. The aggregate Capital Expenditures of Parent and its Subsidiaries for any period of determination shall not exceed the amount shown in the table below which corresponds to such period of determination:

              ------------------------------------------------------------------
                                                               MAXIMUM CAPITAL
                             PERIOD                             EXPENDITURES
              ------------------------------------------------------------------
                        Calendar year 1999                       $50,100,000
              ------------------------------------------------------------------
              First six months of calendar year 2000             $10,000,000
              ------------------------------------------------------------------
                        Calendar year 2000                       $16,700,000
              ------------------------------------------------------------------
              First six months of calendar year 2001             $ 7,000,000
              ------------------------------------------------------------------
                        Calendar year 2001                       $11,100,000
              ------------------------------------------------------------------
              First six months of calendar year 2002             $ 7,000,000
              ------------------------------------------------------------------
                        Calendar year 2002                       $11,800,000
              ------------------------------------------------------------------
              First six months of calendar year 2003             $ 7,000,000
              ------------------------------------------------------------------
                        Calendar year 2003                       $11,500,000
              ------------------------------------------------------------------

              ------------------------------------------------------------------
                                                               MAXIMUM CAPITAL
                             PERIOD                             EXPENDITURES
              ------------------------------------------------------------------
              First six months of calendar year 2004             $ 7,000,000
              ------------------------------------------------------------------
                        Calendar year 2004                       $11,800,000
              ------------------------------------------------------------------
              First six months of calendar year 2005             $ 7,000,000
              ------------------------------------------------------------------
                        Calendar year 2005                       $12,000,000
              ------------------------------------------------------------------

              (c) PHASE I LEVERAGE RATIO. From the Closing Date until (but not including) the Phase II Commencement Date, the Phase I Leverage Ratio shall not be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

              ------------------------------------------------------------------
                                                               MAXIMUM PHASE I
                             PERIOD                            LEVERAGE RATIO
              ------------------------------------------------------------------
                   Closing Date to and including 09/30/99         6.25:1.00
              ------------------------------------------------------------------
                  10/01/99 through and including 10/31/99         6.75:1.00
              ------------------------------------------------------------------
                 11/01/99 through and including 01/30/2000        7.25:1.00
              ------------------------------------------------------------------
                01/31/2000 through and including 02/29/2000       4.75:1.00
              ------------------------------------------------------------------
                03/01/2000 through and including 09/30/2000       5.25:1.00
              ------------------------------------------------------------------
              10/01/2000 to (but not including) the Phase II      5.50:1.00
                            Commencement Date
              ------------------------------------------------------------------

         ; PROVIDED THAT, notwithstanding the foregoing, if the Second Capital Date has occurred, then the Phase I Leverage Ratio shall be 4.00 to
         1.00 for any date of determination occurring on or after the Second Capital Date, but prior to the Phase II Commencement Date.

              (d) PHASE II LEVERAGE RATIO. The Phase II Leverage Ratio shall not be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

              ------------------------------------------------------------------
                                                               MAXIMUM PHASE II
                             PERIOD                             LEVERAGE RATIO
              ------------------------------------------------------------------
              On the Phase II Commencement Date to and            2.75:1.00
                       including 03/31/2002
              ------------------------------------------------------------------
               04/01/2002 to and including 09/30/2002             2.50:1.00
              ------------------------------------------------------------------
                    10/01/2002 and thereafter                     2.00:1.00
              ------------------------------------------------------------------

              (e) INTEREST COVERAGE RATIO. On and after June 30, 2002, the Interest Coverage Ratio shall not be less than the ratio shown in the table below which corresponds to the applicable period of determination:

              ------------------------------------------------------------------
                                                            MINIMUM INTEREST
                             PERIOD                          COVERAGE RATIO
              ------------------------------------------------------------------
              06/30/2002 to and including 12/31/2002          1.05 to 1.00
              ------------------------------------------------------------------
              01/01/2003 to and including 06/30/2003          1.10 to 1.00
              ------------------------------------------------------------------
              07/01/2003 to and including 12/31/2003          1.25 to 1.00
              ------------------------------------------------------------------
                      01/01/2004 and thereafter               1.50 to 1.00
              ------------------------------------------------------------------

              (f) DEBT SERVICE COVERAGE RATIO. On and after June 30, 2002, the ratio of (i) the SUM (calculated for the most recently-ended fiscal quarter) of the Operating Cash Flow of the Companies PLUS (without duplication) the Operating Cash Flow of Dobson Telephone and its Subsidiaries to (ii) the SUM of the Debt Service of the Companies PLUS (without duplication) the Debt Service of Dobson Telephone and its Subsidiaries, shall not be less than the ratio shown in the table below which corresponds to the applicable period of determination.

              ------------------------------------------------------------------
                                                               MINIMUM DEBT
                             PERIOD                          SERVICE COVERAGE
              ------------------------------------------------------------------
              06/30/2002 to and including 12/31/2002           1.00 to 1.00
              ------------------------------------------------------------------
              01/01/2003 to and including 06/30/2003           1.05 to 1.00
              ------------------------------------------------------------------
              07/01/2003 to and including 12/31/2003           1.15 to 1.00
              ------------------------------------------------------------------
                    01/01/2004 and thereafter                  1.25 to 1.00
              ------------------------------------------------------------------

              (g) CONSOLIDATED LEVERAGE RATIO. On and after the date upon which all of the Pledged Government Securities have been liquidated and used to fund interest payments on the Senior Notes (the "COMMENCEMENT DATE"), the Consolidated Leverage Ratio shall not be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

              ------------------------------------------------------------------
                                                          MAXIMUM CONSOLIDATED
                             PERIOD                          LEVERAGE RATIO
              ------------------------------------------------------------------
                Commencement Date to and including            14.50 to 1.00
                           06/30/2002
              ------------------------------------------------------------------
              07/01/2002 to and including 12/31/2002          12.50 to 1.00
              ------------------------------------------------------------------
              01/01/2003 to and including 06/30/2003          10.00 to 1.00
              ------------------------------------------------------------------
              07/01/2003 to and including 12/31/2003           8.00 to 1.00
              ------------------------------------------------------------------
              01/01/2004 to and including 06/30/2004           7.00 to 1.00
              ------------------------------------------------------------------
                     07/01/2004 and thereafter                 4.50 to 1.00
              ------------------------------------------------------------------

         9.30 YEAR 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Companies in the conduct of their respective businesses will not materially malfunction, will not cease to function, will not generate materially incorrect data, and will not produce materially incorrect results when processing, providing, and/or receiving (a) date-related data into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         9.31 CASH BALANCES. The Logix Group shall at all times maintain not less than $1,500,000 of Unrestricted Cash.

         9.32 COVENANTS OF PARENT. So long as the Commitment has not been terminated or the Obligation has not been paid in full, Parent further covenants and agrees (and agrees to cause each Subsidiary of Parent, when applicable) to perform, observe, and comply with each of the following additional covenants:

              (a) PARENT DEBT. Parent shall not borrow any money or create any Debt, EXCEPT (i) the guaranty of the Obligation, (ii) Financial Hedges which comply with the requirement of the Loan Papers, (iii) Debt arising under the subordinated loan from DCCLP incurred in accordance with the Capital Contribution Agreement, SO LONG AS concurrently with the receipt of any proceeds from any advance made by DCCLP, Parent shall make a Capital Contribution to Borrower in an amount equal to such subordinated loan advance; and (iv) subject to the prior written consent of Lenders, additional unsecured Debt in an amount and on terms and conditions acceptable to Lenders, all of the Net Cash Proceeds of which Debt shall be contributed to Logix as a Capital Contribution on terms reasonably acceptable to Administrative Agent.

              (b) FIXED RATE DEBT. Parent shall not (and shall cause each Subsidiary of Parent to not) permit to exist or incur any Debt if, after giving effect to such Debt Issuance, at any date of determination less than 75% of the Debt of Parent and its Subsidiaries on a consolidated basis is fixed, capped, or hedged; PROVIDED THAT, to the extent any Financial Hedge is entered into, purchased, or acquired by any Loan Party to satisfy the requirements of the foregoing sentence, then (i) the protected rate shall be no greater than 2.0% above the prevailing three-month Eurodollar Rate and (ii) the minimum duration of such Financial Hedge shall be two years.

              (c) SUBSIDIARY DEBT. Parent shall not permit any Subsidiary
         (OTHER THAN the Companies) to directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN (i) trade accounts payable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms that are not more than 90 days past due, (ii) Debt with Loan Parties, and (iii) solely with respect to Dobson Telephone and its Subsidiaries, up to $37,500,000 in RUS/RTB Debt.

              (d) RUS/RTB DEBT. Upon the occurrence and continuance of a payment Default or ten days after the occurrence and continuance of any other Default, and at the request of Required Lenders, Parent shall (and shall cause Dobson Telephone) to cooperate with Administrative Agent and Lenders to cause (i) the RUS/RTB Debt to be repaid in full and the commitment thereunder terminated and (ii) Dobson Telephone to become an Additional Borrower under and in accordance with the Loan Papers, pledging all its assets to secure the Obligation and satisfying each of the conditions in SECTION 7.4, unless waived by Required Lenders. Nothing in this SECTION 9.32(d) shall obligate the Lenders to make loans to Dobson Telephone or to repay the RUS/RTB Debt.

              (e) LIENS. Parent shall not (and shall cause each Subsidiary of Parent not to) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets EXCEPT in favor of Administrative Agent (for the ratable benefit of Lenders) as security for the Obligation, OTHER THAN (i) Liens for taxes, assessments, or other governmental charges, federal, state, or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or Cash Equivalents and in accordance with GAAP;
         (ii) Liens of mechanics, carriers, warehousemen, or materialmen required in the ordinary course of business and not yet due and payable; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance, or social security laws or similar legislation; (iv) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises, or public and statutory obligations required in the ordinary course of business; (v) deposits to secure surety, appeal, or custom bonds required in the ordinary course of business; (vi) Liens granted by Dobson Telephone securing the RUS/RTB Debt; and (vii) Liens on the Pledged Government Securities securing interest payments on the Senior Notes.

              (f) LOANS, ADVANCES, AND INVESTMENTS. Parent shall not make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, OTHER THAN Capital Contributions to Logix.

               (g) EQUITY ISSUANCE. Concurrently with any Equity Issuance by Parent, Parent shall make a Capital Contribution to Borrower on terms acceptable to Administrative Agent, in an amount equal to 100% of the Net Cash Proceeds realized from Parent's Equity Issuance.

              (h) SALE OF ASSETS BY DOBSON TELEPHONE. Parent shall not permit Dobson Telephone to sell, assign, transfer, or otherwise dispose of any of its assets, OTHER THAN (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets, (e) sale, leases, or other dispositions to a Company; or (f) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets in the ordinary course of business; SO LONG AS, the net proceeds of assets sold pursuant to CLAUSE (f) are reinvested in Telecommunications Assets of Dobson Telephone within six months from the date of consummation of such sale.

              (i) SENIOR NOTES. Parent shall not (a) amend or modify any provision of, or waive any condition under, any document or instrument evidencing or relating to the Senior Notes or the Indenture pursuant to which the Senior Notes were issued; (b) make any optional redemptions, prepayments, or other payments on the Senior Notes, OTHER THAN (i) regularly scheduled interest payments on the Senior Notes after June 15, 2001; (c) use proceeds of any Distribution, loan, advance, or investment from any Company for any purpose, OTHER THAN (i) to make regularly-scheduled interest payments on the Senior Notes on and after the date upon which all Pledged Government Securities have been liquidated and used to fund interest payments on the Senior Notes and
         (ii) if the Second Capital Date has occurred and no Default or Potential Default then exists or arises, to repay the principal and interest on the subordinated loan made by DCCLP to Parent pursuant to the Capital Contribution Agreement; (d) use the Pledged Government Securities for any purpose OTHER THAN to make contributions to the equity of Borrower or to make interest payments on the Senior Notes as and when due; or (e) use the proceeds of the Senior Notes for any purpose, OTHER THAN Capital Contributions to Logix, the purchase of the Pledged Government Securities, or the payment of fees and expenses incurred in connection with the issuance of the Senior Notes.

              (j) CAPITAL CONTRIBUTIONS TO BORROWER. Parent shall make Capital Contributions to Borrower on such dates and in such amounts as are required by the Capital Contribution Agreement and shall comply with each of the terms and covenants binding upon Parent contained in the Capital Contribution Agreement.

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

         10.1 PAYMENT OF OBLIGATION. The failure or refusal of any Loan Party (or, if prior to the Second Capital Date, DCCLP) to pay (a) the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers); and (b) the indemnifications and reimbursement obligations provided for in the Loan Papers after demand therefor.

         10.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Loan Party or, if prior to the Second Capital Date, DCCLP), to punctually and properly perform, observe, and comply with:

              (a) Any covenant, agreement, or condition contained in SECTIONS 9.1, 9.3, 9.6, 9.12, 9.13, 9.14, 9.16, 9.17, 9.20 through 9.25, 9.28,
         9.29, 9.31, and 9.32; and

              (b) Any other covenant, agreement, or condition contained in any Loan Paper (OTHER THAN the covenants to pay the Obligation and the indemnification and reimbursement obligations set forth in SECTION 10.1 and the covenants in SECTION 10.2(a)), and such failure or refusal continues for 20 days.

         10.3 DEBTOR RELIEF. Any Loan Party or its Subsidiaries, Communications (or, if prior to the Second Capital Date, DCCLP) (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, OTHER THAN as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

         10.4 JUDGMENTS AND ATTACHMENTS. Any Loan Party (or, if prior to the Second Capital Date, DCCLP) fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Loan Party's assets having a value (individually or collectively) of $1,000,000 which is not stayed on appeal.

         10.5 GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Loan Party (or, if prior to the Second Capital Date, DCCLP) to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Loan Party (or, if prior to the Second Capital Date, DCCLP).

         10.6 MISREPRESENTATION. Any representation or warranty made by any Loan Party (or, if prior to the Second Capital Date, DCCLP) contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.



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         10.7 CHANGE OF CONTROL. If (a) prior to the occurrence of a Public
Market, Everett Dobson and Dobson CC Limited Partnership cease to maintain at least 70% of the voting control (directly or indirectly) of Parent and its Subsidiaries; and (b) after the occurrence of a Public Market, a "PERSON" or "GROUP" (within the meaning of SECTION 13(d) of 14(d)(2) of the 1934 Act), OTHER THAN Everett Dobson or Dobson CC Limited Partnership becomes the beneficial owner of 35% or more of the Voting Stock of Parent on a fully diluted basis; (c) Parent ceases to own 100% of the voting control of Logix or Dobson Telephone; or (d) any Borrower ceases to own 100% of its Subsidiaries as determined on the Closing Date (or if thereafter acquired, on the date of the Acquisition thereof). As used herein, "PUBLIC MARKET" shall be deemed to exist if (i) an underwritten primary public offering of voting or non-voting common stock or other equivalent equity interest of Parent (OTHER THAN preferred stock) ("COMMON STOCK") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of Parent has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

         10.8 AUTHORIZATIONS. (a) Any Authorization necessary for the ownership or operations of any Loan Party shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Loan Party; or (b) any Authorization necessary for the ownership or operations of any Loan Party shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, (c) Borrower or any other Loan Party is required by any Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for 30 days after the applicable entity has received notice thereof; (d) if any Governmental Authority shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any other Loan Party as now conducted; or (e) if any Governmental Authority shall refuse to grant any necessary Authorization or approval to the change of control effected as a result of the merger of American Telco, Inc., and American Telco Network Services, Inc., with and unto Logix.

         10.9 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) Any Loan Party fails to pay when due (after lapse of any applicable grace periods) any Debt of such Loan Party (OTHER THAN the Obligation) in excess (individually or collectively) of $1,000,000; or (b) any uncured default exists under any material written or oral agreement, contract, commitment, or understanding to which any Loan Party (or, if prior to the Second Capital Date, DCCLP) is a party, including, without limitation, any Material Agreement.

         10.10 EMPLOYEE BENEFIT PLANS. (a) A "REPORTABLE EVENT" or "REPORTABLE EVENTS," or a failure to make a required installment or other payment (within the meaning of SECTION 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of any Loan Party to the PBGC or to a Plan in an aggregate amount exceeding $1,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to SECTION 9.3(f), Administrative Agent shall have notified any Loan Party in writing that (i) Required Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under TITLE IV of ERISA for the termination of such Employee Plan or Plans by the PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan or Plans or the imposition of a lien pursuant to SECTION 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof a Default exists hereunder; or (b) any Loan Party or any ERISA Affiliate has provided to any affected party a 60-day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with SECTION 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will



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exceed $1,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e)(i) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of SECTION 4201 of ERISA) to such Multiemployer Plan, (ii) any Loan Party or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000; or (f) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of TITLE IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of any Loan Party and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000.

         10.11 LCS. Administrative Agent shall have been served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) there has been a drawing under such LC which Administrative Agent would otherwise be obligated to pay and Borrower has refused to reimburse Administrative Agent for such payment or (b) the expiration date of such LC has occurred but the right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding AND Borrower has failed to deposit with Administrative Agent cash collateral in an amount equal to the maximum drawing which could be made under such LC.

         10.12 VALIDITY AND ENFORCEABILITY OF LOAN PAPERS. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (OTHER THAN in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Loan Party (or, if prior to the Second Capital Date, DCCLP) or any other party thereto or any Loan Party (or, if prior to the Second Capital Date, DCCLP) shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

         10.13 MATERIAL ADVERSE EFFECT. If any event or condition shall exist which could reasonably be expected to be a Material Adverse Event with respect to the business, operations, properties, or financial positions of any Loan Party, Communications, or any of their respective Subsidiaries (or, if prior to the Second Capital Date, DCCLP).

         10.14 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Loan Party shall have incurred or in the opinion of Agents be reasonably likely to incur a liability in excess of $1,000,000 liability during any consecutive 12 month period.

         10.15 PLEDGED STOCK. If (a) the Administrative Agent ceases to hold (for the benefit of Lenders) a perfected, first priority Lien on 100% of the issued and outstanding shares of common stock of the Companies and the direct Subsidiaries of Parent, as Collateral; or (b) any Collateral Document after delivery thereof pursuant to SECTION 6 shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, EXCEPT as permitted under the Loan Papers.



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         10.16 DISSOLUTION. Any Loan Party or any of their respective
Subsidiaries (or, if prior to the Second Capital Date, DCCLP) shall dissolve, liquidate, or otherwise terminate their existence.

         10.17 PAYMENT OF CERTAIN OTHER AGREEMENTS. The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, redemption, or payment of any dividend or distribution) by any Loan Party of the Senior Notes or any other Debt issued by Parent in a manner or at a time during which such payment is not permitted under the terms of the Loan Papers.

         10.18 DEFAULT OR ACCELERATION UNDER CERTAIN OTHER AGREEMENTS. (i) The occurrence of any "DEFAULT" or "EVENT OF DEFAULT" or other breach which remains uncured on any date of determination under or with respect to any agreement creating or evidencing any Senior Notes or any other Debt issued by Parent; (ii) the trustee with respect to, or any holder of, any Senior Notes or any other Debt issued by Parent shall effectively declare all or any portion of that Debt or obligation thereunder due and payable prior to the stated maturity thereof; or (iii) the Debt or obligations under the Senior Notes or any other Debt issued by Parent becomes due before its stated maturity by acceleration of the maturity thereof.

         10.19 REDEMPTION OF CERTAIN OTHER DEBT OR OBLIGATION. The occurrence of an event, including, without limitation, a "CHANGE IN CONTROL" as defined in any documents evidencing or creating the Senior Notes or any other Debt issued by Parent, and the trustee or the holders of any such Debt or obligation shall initiate notice to request or require (or any Company shall automatically be so required) to redeem or repurchase such Debt or obligation.

         10.20 CERTAIN DELIVERIES. Borrower fails to deliver to Administrative Agent any of the following items on or before January 2, 2000;

                  (a) Evidence of the conveyance of the fiber optic cable and related rights of way and underlying easements from AT&T to Logix ( including, without limitation, a deed (in recordable form) conveying to Logix a 50% interest in such easements along the fiber route located from Amarillo, Texas, to Oklahoma City, Oklahoma);

                  (b) Evidence of the conveyance (in recordable form) by AT&T to Logix of the easements for the repeater stations associated with the fiber route located from Amarillo, Texas to Oklahoma City, Oklahoma; and

                  (c) Collateral Documents executed in recordable form creating first priority Liens on rights, titles, and interests of Logix in and to the fiber optic cable, fiber route easements, and repeater station easements conveyed by AT&T as required in CLAUSE (a) and (b) preceding.

         10.21 NEW CAPITAL. The First Capital Date shall not have occurred on or prior to the Contribution Compliance Date.

SECTION 11 RIGHTS AND REMEDIES.

         11.1 REMEDIES UPON DEFAULT.

                  (a) If a Default exists under SECTIONS 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever and

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         Borrower shall be required to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with
         SECTION 2.2(h).

                  (b) If any Default exists, Administrative Agent shall, upon the request of Required Lenders (subject to the terms of SECTION 12) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under
         Section 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Loan Party (and, if prior to the Second Capital Date, DCCLP) in and to every account and other property of such Loan Party (and, if prior to the Second Capital Date, DCCLP) which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Loan Party and DCCLP being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), demand Borrower to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.2(h); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Papers.

         11.2 COMPANY WAIVERS. To the extent permitted by Law, the Loan Parties and DCCLP hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

         11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Loan Party or DCCLP is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party or DCCLP. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Loan Parties or DCCLP, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, EXCEPT by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Loan Party or DCCLP.

         11.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives.

         11.5 NOT IN CONTROL. Nothing in any Loan Paper shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management

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of any Loan Party or DCCLP prior to exercising Rights under the Collateral
Documents, (b) preclude or interfere with compliance by any Loan Party or DCCLP with any Law, or (c) require any act or omission by any Loan Party or DCCLP that may be harmful to Persons or property. Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Loan Party or DCCLP with any Law or document, or that any Agent or any Lender does not expect the Loan Parties and DCCLP to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Agents and Lenders have no fiduciary relationship with or fiduciary duty to any Loan Party or DCCLP arising out of or in connection with the Loan Papers, and the relationship between Agents and Lenders, on the one hand, and the Loan Parties and DCCLP, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

         11.6 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.12.

         11.9 CERTAIN PROCEEDINGS. Each Loan Party and DCCLP will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Loan Parties and DCCLP agree that Administrative Agent's and Lenders' remedies at Law for failure of the Companies to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Companies agree that the covenants of this Section may be specifically enforced.

         11.10 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent, any Agent, or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Loan Party or DCCLP, shall be pursuant to SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), any applicable

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state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

         11.11 EXPENDITURES BY LENDERS. Each Borrower, jointly and severally, agrees to pay promptly within 30 Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs, and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

         11.12 INDEMNIFICATION. BORROWER AND EACH OTHER LOAN PARTY AND DCCLP (BY EXECUTION OF GUARANTIES), JOINTLY AND SEVERALLY, AGREE TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY ANY LOAN PARTY OR DCCLP, OR THEIR RESPECTIVE DIRECTORS, SHAREHOLDERS, OR CREDITORS, OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON, OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH OTHER LOAN PARTY AND DCCLP (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. NO INDEMNIFIED PARTY MAY SEEK INDEMNIFICATION HEREUNDER FROM A LOAN PARTY OR DCCLP FOR LIABILITIES OR EXPENSES OWED TO SUCH LOAN PARTY OR DCCLP (AS THE CASE MAY BE), TO THE EXTENT SUCH LIABILITIES OR EXPENSES ARISE OUT OF SUCH INDEMNIFIED PARTY'S BREACH UNDER THE LOAN PAPERS AS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF ANY LOAN PARTY OR DCCLP HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE LOAN PARTIES AND DCCLP CONTAINED IN THIS SECTION 11.12 SHALL SURVIVE THE PAYMENT IN

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FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT AND
THE OTHER LOAN PAPERS.

SECTION 12 AGREEMENT AMONG LENDERS.

         12.1 ADMINISTRATIVE AGENT.

                  (a) Each Lender hereby appoints Bank of America, N.A. (and Bank of America, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of Lenders are to be made available to any Borrower under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from any Loan Party or DCCLP under the Loan Papers; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

                  (b) Administrative Agent may resign at any time as Administrative Agent under the Loan Papers by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Papers at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (OTHER THAN the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers (PROVIDED, HOWEVER, THAT when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; PROVIDED FURTHER THAT any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Papers, the provisions of

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         this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers.

                  (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, UNLESS the context otherwise indicates, include Administrative Agent; and any resignation, or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender, Loan Party, and DCCLP agree that Administrative Agent is not a fiduciary for Lenders or for DCCLP or any Loan Party but simply is acting in the capacity described herein to alleviate administrative burdens for the Loan Parties, DCCLP, and Lenders, that Administrative Agent has no duties or responsibilities to Lenders, the Loan Parties, or DCCLP EXCEPT those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Loan Party or DCCLP, act as trustee or depositary for any Loan Party or DCCLP, or otherwise be engaged in other transactions with any Loan Party (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any Loan Party or DCCLP, which are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of the Loan Parties or DCCLP arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; PROVIDED THAT, if any payments in respect of such Guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of any Loan Party or DCCLP arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably. In connection with the foregoing, Lenders acknowledge and agree that Bank of America, N.A., currently has, and from time to time may enter into, certain secured or unsecured financing transactions with DCCLP, which transactions are not and shall not be subject to the terms and provisions of the Loan Papers.

         12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its ratable part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Papers if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; PROVIDED THAT, each Lender shall be entitled to receive its ratable part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         12.3 PROPORTIONATE ABSORPTION OF LOSSES. EXCEPT as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing ratably any losses sustained with respect to the Obligation (EXCEPT to the extent such losses result from unilateral

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actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

         12.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default UNLESS a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has received written notice from a Lender, a Loan Party, or DCCLP and stating that such notice is a "NOTICE OF DEFAULT," and (d) be entitled to consult with legal counsel (including counsel for any Loan Party or DCCLP), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         12.5 LIMITATION OF LIABILITY.

                  (a) None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, EXCEPT for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (PROVIDED THAT, nothing herein shall negate the obligation of Administrative Agent or Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action UNLESS and until it has received such instructions. EXCEPT where action of Required Lenders or all Lenders is required in the Loan Papers, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Papers).

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                  (c) Administrative Agent nor any other Agent shall be
         responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of, (i) the creditworthiness of any Loan Party or DCCLP and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Loan Party or DCCLP. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (PROVIDED THAT, Administrative Agent, and its respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

         12.6 DEFAULT; COLLATERAL.

                  (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) UNLESS and until Administrative Agent shall have received instructions from Required Lenders. All rights of action under this Agreement and under the Notes and all rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of any Loan Party or DCCLP to the Obligation shall be construed as being for the ratable benefit of each Lender.

                  (b) Each Lender authorizes and directs Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders. EXCEPT to the extent unanimity is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Papers, the Collateral Documents, or the other Loan Papers, and the exercise by the Required Lenders of the powers set forth herein or therein, TOGETHER WITH such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

                  (c) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

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                  (d) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION 12.6 or in any of the Collateral Documents; IT BEING UNDERSTOOD and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, OTHER THAN to act without gross negligence or wilful misconduct.

                  (e) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Commitment and payment and satisfaction of the Obligation; (ii) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under the Loan Paper or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed; (iv) consisting of an instrument evidencing Debt pledged to Administrative Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; (v) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Papers, including, without limitation, under
         SECTION 9.23 or (vi) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this
         SECTION 12.6.

                  (f) In furtherance of the authorizations set forth in this
         SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for an on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Papers.

         12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant EXCEPT for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

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         12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

         12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of any Loan Party or DCCLP or any other Person OTHER THAN Lenders; consequently, none of the Loan Parties, DCCLP, or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

         12.10 AGENTS. None of the Lenders identified in this Agreement as a "SYNDICATION AGENT" or "DOCUMENTATION AGENT" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement OTHER THAN those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "SYNDICATION AGENT" or "DOCUMENTATION AGENT" shall have or be deemed to have any fiduciary relationship with any Lender.

         12.11 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

         12.12 FINANCIAL HEDGES. To the extent any Lender or Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Papers and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of its Affiliate) agrees (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this Section 12; whereupon all references to "LENDER" in this SECTION 12 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Papers. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists SOLELY of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this SECTION 12.12 as an "ISSUING LENDER"), then such Issuing Lender (by accepting the benefits of any Collateral Documents) acknowledges and agrees that pursuant to the Loan Papers and without notice to or consent of such Issuing
Lender: (i) Liens in the Collateral may be released in whole or in part; (ii) all Guaranties may be released; (iii) any Collateral Document may be amended, modified, supplemented, or restated; and (iv) all or any part of the Collateral may be permitted to secure other Debt.

SECTION 13 MISCELLANEOUS.

         13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, UNLESS specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; PROVIDED THAT, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

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         13.3 COMMUNICATIONS. UNLESS specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received,
(b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; PROVIDED, THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender, Administrative Agent, and other Agents is set forth on SCHEDULE 2.1, and for any Borrower and its Subsidiaries is the address set forth by such Borrower's signature on the signature page of this Agreement or any supplement hereto executed and delivered in accordance with SECTIONS 2.2 or 7.5, and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Fax:
214/651-5940, Attn: Karen S. Nelson. A copy of each communication to Borrower shall also be sent to Pate, Kempf & Knarr, Two Leadership Square, Suite 418, 211 N. Robinson, Oklahoma City, Oklahoma 73102, Fax: 405/232-3930, Attn:
Collier Pate.

         13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         13.5 EXCEPTIONS TO COVENANTS. No Loan Party or DCCLP shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

         13.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, EXCEPT as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

         13.7 GOVERNING LAW. THE LOAN PAPERS HAVE BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE COLLATERAL DOCUMENTS) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CREDIT AGREEMENT AND ALL OF THE OTHER LOAN PAPERS.

         13.8 INVALID PROVISIONS. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, DCCLP, and each Loan Party to such Loan Paper agree to negotiate, in good



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faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         13.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE LOAN PARTIES, DCCLP, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY LOAN PARTY, DCCLP, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS ONLY AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, DCCLP, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         13.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. BORROWER AND EACH GUARANTOR (BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR IN THE UNITED STATES COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Loan Parties, DCCLP, and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Loan Parties, DCCLP, and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.



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         13.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

               (a) EXCEPT as otherwise specifically provided, (i) this Agreement may only be amended, supplemented, modified, or waived by an instrument in writing executed jointly by each Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver if Borrower, any affected Loan Party (or DCCLP, if affected), and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT as set forth above), Administrative Agent, have approved same.

               (b) Any amendment or supplement to, or consent or waiver under, this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by each Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) extends the due date or reduces the amount of any scheduled payment of the Obligation or any scheduled reduction of the Commitment beyond the date specified in the Loan Papers; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Lenders hereunder (EXCEPT such reductions as are contemplated by this Agreement); (iii) change the percentage of the Commitment or of the Principal Debt which shall be required for Lenders or any of them to take any action under this SECTION 13.11 or any other provision of this Agreement or any Loan Paper; or (iv) EXCEPT as otherwise permitted by any Loan Paper, waives compliance with, amends, or releases (in whole or in part) any material Guaranty or releases (in whole or in part) any material Collateral for the Obligation; or (v) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's Committed Sum may be increased (EXCEPT increases effected as a result of the increases in the Available Commitment upon satisfaction of the related conditions precedent thereto).

               (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

               (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart SO LONG AS identical counterparts are executed by Borrower, Parent, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or,



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

when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         13.13 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

               (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT (i) no Borrower may, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of all Lenders, and (ii) EXCEPT as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

               (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or a portion of its Borrowings and its Notes); PROVIDED, HOWEVER, that:

                   (i)   each such assignment shall be to an Eligible Assignee;

                   (ii) EXCEPT in the case of an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment shall be in an amount at least equal to $5,000,000;

                   (iii) each such assignment by a Lender shall be of a
               constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes);

                   (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement substantially in the form of EXHIBIT F, TOGETHER WITH any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500, PROVIDED HOWEVER, that with respect to an assignment by a Lender to an Affiliate of such Lender, the processing fee shall be $1,500 (unless otherwise agreed by Administrative Agent); and

                   (v) SO LONG AS any Lender is an Agent under this Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Papers, will not assign all of its Rights, duties, or obligations under the Loan Papers, EXCEPT to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance Agreement that would have the effect of such Lender assigning all of its Rights, duties, or obligations under the Loan Papers to any Person OTHER THAN an Affiliate of such Lender.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it



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

         shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

               (c) Administrative Agent shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrower, Administrative Agent, and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the names, addresses, and respective Applicable Percentages and Committed Sums of the assignor and assignee.

               (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, TOGETHER WITH any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "LENDER" under this Agreement and the Participant shall not constitute a "LENDER" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) each Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold each Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Papers, OTHER THAN certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of
         SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time SO LONG AS any Borrower shall be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, EXCEPT to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (OTHER THAN mandatory prepayments), interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (EXCEPT such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of the Collateral for the Obligation under the Loan Papers (EXCEPT such releases



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

         as are contemplated by this Agreement); PROVIDED THAT, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must either (i) include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation or (ii) create another mechanism with Participant to avoid any stalemate of, or partial exercise of, any voting Rights under the Loan Papers. EXCEPT in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, UNLESS the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

               (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank without notice to, or the consent of any Borrower or Administrative Agent. No such assignment shall release the assigning Lender from its obligations hereunder.

               (g) Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

         13.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Loan Party under the Loan Papers shall remain in full force and effect until termination of the Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing (and termination of all outstanding LCs with any Lender, if any, UNLESS such Lender shall otherwise consent), EXCEPT that SECTIONS 4, 11, and 13, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Loan Party or DCCLP under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party, DCCLP, or otherwise, the obligations of each Loan Party or DCCLP under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         13.15 RESTATEMENT OF EXISTING AGREEMENT. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in SECTION 7.1 have been satisfied or waived: (a) the Obligation (as defined in this Agreement) represents, among other things, the restatement, renewal, amendment, extension, consolidation, and modification of the "OBLIGATION" (as defined in the Existing Agreement); (b) this Agreement is intended to, and does hereby, restate, consolidate, renew, extend, amend, modify, supersede, and replace the Existing Agreement in its entirety; and (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, consolidate, substitute for, and supersede in their entirety (but do not extinguish, the Debt arising under) the promissory notes issued pursuant to the Existing Agreement, if any, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked "CANCELED AND REPLACED," and, thereafter, delivered by Administrative Agent to Borrower.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.

         Signature Page to that certain Amended and Restated Revolving Credit Agreement dated as of September 13, 1999, among Logix Communications Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.



Attest:                                LOGIX COMMUNICATIONS CORPORATION


By:                                    By:
   --------------------------------       --------------------------------

   Name:                                  Name:
        ---------------------------            ---------------------------

   Title:                                 Title:
         --------------------------             --------------------------

Mailing Address:










                                 SIGNATURE PAGE

         Signature Page to that certain Amended and Restated Revolving Credit Agreement dated as of September 13, 1999, among Logix Communications Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.


                                       BANK OF AMERICA, N.A.,
                                       AS ADMINISTRATIVE AGENT AND AS A LENDER


                                       By:
                                          -------------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------










                                 SIGNATURE PAGE

         Signature Page to that certain Amended and Restated Revolving Credit Agreement dated as of September 13, 1999, among Logix Communications Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.


                                       CIBC WORLD MARKETS CORP.,
                                       AS SYNDICATION AGENT


                                       By:
                                          ---------------------------------

                                          Name:
                                               ----------------------------

                                          Title:
                                                ---------------------------


                                       CIBC INC., AS A LENDER


                                       By:
                                          ---------------------------------

                                          Name:
                                               ----------------------------

                                          Title:
                                                ---------------------------










                                 SIGNATURE PAGE

         Signature Page to that certain Amended and Restated Revolving Credit Agreement dated as of September 13, 1999, among Logix Communications Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED to be effective as of the Closing Date.


                                       TORONTO DOMINION (TEXAS), INC.,
                                       AS DOCUMENTATION AGENT AND AS A LENDER


                                       By:
                                          ---------------------------------

                                          Name:
                                               ----------------------------

                                          Title:
                                                ---------------------------










                                 SIGNATURE PAGE

         Signature Page to that certain Amended and Restated Revolving Credit Agreement dated as of September 13, 1999, among Logix Communications Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

                       GUARANTOR ACKNOWLEDGMENT FOR PARENT

         As an inducement to Administrative Agent and Lenders to execute and deliver this Amended and Restated Revolving Credit Agreement (the "AGREEMENT"), the undersigned hereby (i) acknowledges that it has received this Agreement and consents to the foregoing, (ii) agrees that certain of the representations, covenants, and indemnification provisions contained in SECTIONS 8, 9, and 11.12 apply to the undersigned, (iii) agrees to provide all information and take all action requested pursuant to the Agreement, and
(iv) agrees that the execution and delivery of this acknowledgment shall in no way release, diminish, impair, reduce, or otherwise affect the obligations and liabilities of the undersigned under the Guaranty dated April 7, 1999 (the "Guaranty"), and the Pledge, Assignment, and Security Agreement dated April 7, 1999 (the "SECURITY AGREEMENT"), executed by the undersigned, in favor of Administrative Agent and Lenders, which Guaranty and Security Agreement shall continue in full force and effect. This consent and agreement shall be binding upon the undersigned, and its successors and assigns, and shall inure to the benefit of Administrative Agent and Lenders, and their respective successors and assigns.

         EXECUTED to be effective as of the Closing Date.

                                       LOGIX COMMUNICATIONS ENTERPRISES, INC.


                                       By:
                                          ---------------------------------

                                          Name:
                                               ----------------------------

                                          Title:
                                                ---------------------------










                                 SIGNATURE PAGE